Exhibit 99.2

Action by Written Consent of Shareholders

of

MECHANICS BANK

Pursuant to Section 603 of the Corporations Code of the State of California

The undersigned (the “Consenting Holders”), being holders of issued and outstanding shares of the common stock, par value $50 per share (the “Common Stock”, which shares of Common Stock are set forth on Annex A), of Mechanics Bank, a California corporation (the “Corporation”), in accordance with Section 603 of the California Corporations Code (the “CCC”), as amended, and Section 2.11 of the Bylaws of the Corporation, hereby irrevocably consent in writing to the following actions in lieu of a meeting of the shareholders of the Corporation (the “Shareholders”), with the same force and effect as if taken at a duly convened meeting of the Shareholders:

Shareholder Approval

WHEREAS, the Board of Directors of the Corporation (the “Board”) has (a) approved and declared advisable that certain Agreement and Plan of Merger, dated as of March 28, 2025 (the “Merger Agreement”), by and among the Corporation, HomeStreet, Inc., a Washington corporation (“Parent”), and HomeStreet Bank, a Washington state-chartered commercial bank and a direct and wholly owned subsidiary of Parent (“Parent Bank”), a copy of which has been provided to the undersigned Consenting Holders and is attached hereto as Annex B (capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), and the transactions contemplated thereby, including the Merger (collectively, the “Transactions”), on the terms and subject to the conditions set forth in the Merger Agreement, (b) determined that the Merger Agreement and the consummation of the Transactions are advisable and in the best interests of the Corporation and its Shareholders, (c) approved the execution, delivery and performance by the Corporation of the Merger Agreement and the consummation of the Transactions, (d) recommended that the Shareholders approve the Merger Agreement and the Transactions (including the Merger), and the principal terms thereof, and (e) directed that the Merger Agreement be submitted to its Shareholders for approval;

WHEREAS, the Merger Agreement provides for the Merger of Parent Bank with and into the Corporation, whereby the separate corporate existence of Parent Bank will cease and the Corporation will continue as the surviving corporation after the Merger, as a banking corporation incorporated under the laws of the State of California;

WHEREAS, the S-4 has been filed by Parent with the U.S. Securities and Exchange Commission in connection with the registration under the Securities Act of the Parent Common Stock to be issued in the Merger, which S-4 contains the Proxy Statement of Parent and the Consent Solicitation Statement, and has become effective;

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WHEREAS, the Board seeks this written consent of the Shareholders (“Written Consent”), in lieu of a meeting of the Shareholders, to approve the Merger Agreement and the Transactions (including the Merger);

WHEREAS, pursuant to Section 1201 and Section 152 of the CCC, the principal terms of the Merger must be approved by the affirmative vote or the execution and delivery of a written consent of the holders of a majority of the outstanding shares of the Common Stock entitled to vote thereon; and

WHEREAS, pursuant to Section 603 of the CCC and Section 2.11 of the Bylaws of the Corporation, the Shareholders may act by written consent;

NOW, THEREFORE, BE IT:

RESOLVED, that the Consenting Holders hereby approve the Merger Agreement, as executed on March 28, 2025, and the Transactions (including the Merger) contemplated thereby, and the principal terms thereof, in accordance with Sections 152, 603 and 1201 and any other applicable provisions of the CCC;

FURTHER, RESOLVED, that each officer of the Corporation be, and hereby is, authorized to prepare, negotiate, file, execute, verify, acknowledge and deliver any and all notices, certificates, amendments, agreements, instruments and other documents and perform and do or cause to be performed or done any and all such acts or things as such officers or any of them may deem advisable to effectuate or carry out the provisions of the Merger Agreement, the Transactions contemplated thereby and the purposes of the foregoing resolutions.

FURTHER RESOLVED, that signatures to this Written Consent transmitted by facsimile or by electronic mail in .pdf form or by any other means of electronic transmission shall be deemed original signatures for all purposes, and such execution and transmission shall be considered valid, binding and effective for all purposes.

This Written Consent shall be effective as of the execution and delivery of this Written Consent in accordance with the terms of the Merger Agreement and shall be filed with the corporate records of the Corporation.  To the extent permissible under applicable law, each Consenting Holder hereby waives any and all notice requirements applicable to, or triggered by, the Merger Agreement and the Transactions under applicable law or that are contained in (a) the Restated Articles of Incorporation of the Corporation, (b) the Bylaws of the Corporation or (c) any agreement between the Corporation and such Consenting Holder or under applicable law.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Written Consent on the date set forth below.

[CONSENTING HOLDER]

By:
Name:
Title:

Date:

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Annex A

Consenting Holder Shares
Shares of Common Stock
[●]

A-1

Annex B

Merger Agreement
AGREEMENT AND PLAN OF MERGER

by and among

MECHANICS BANK,

HOMESTREET, INC.

AND

HOMESTREET BANK
Dated March 28, 2025

INDEX OF DEFINED TERMS

Page
$	B-56
Acquisition Proposal	B-48
affiliate	B-55
Agreement	B-9
Articles	B-55
Assumed RSU Award	B-12
BHC Act	B-15
Bonus Payment Date	B-44
business day	B-55
California Secretary	B-10
CDFI	B-10
CFC	B-9
CGCL	B-9
Chosen Courts	B-56
Class A Parent Common Stock	B-11
Class B Parent Common Stock	B-11
Closing Date	B-11
Closing Year Bonuses	B-44
Closing	B-11
Code	B-9
Company 401(k) Plan	B-45
Company Articles	B-10
Company Benefit Plans	B-44
Company Bylaws	B-10
Company Common Stock	B-11
Company Contracts	B-22
Company Disclosure Schedule	B-14
Company Equity Plans	B-12
Company Financial Statements	B-18
Company Indemnified Parties	B-46
Company Premium Cap	B-46
Company Regulatory Agreement	B-23
Company RSU Award	B-12
Company Securities	B-16
Company Subsidiary Securities	B-16
Company Subsidiary	B-16
Company Tax Opinion	B-51
Company	B-9
Confidential Supervisory Information	B-14
Confidentiality Agreement	B-41
Consent Solicitation Statement	B-17
Continuing Employee	B-44
dollars	B-56
Effective Time	B-10
Enforceability Exceptions	B-17

Page
Environmental Law	B-33
ERISA	B-29
Exchange Act	B-22
Exchange Agent	B-12
Exchange Fund	B-13
Exchange Ratio	B-11
Excluded Shares	B-11
Exhibits	B-55
Existing Shareholders Agreement	B-36
FDIC	B-16
Federal Reserve Board	B-17
GAAP	B-15
Government Order	B-40
Governmental Entity	B-18
HSR Act	B-18
include	B-55
includes	B-55
including	B-55
Indemnified Parties	B-46
Intellectual Property	B-34
Intervening Event	B-43
IRS	B-29
knowledge	B-55
law	B-56
laws	B-56
Liens	B-17
Loans	B-22
made available	B-55
Material Adverse Effect	B-15
Material Burdensome Condition	B-41
Merger Consideration	B-11
Merger	B-9
Multiemployer Plan	B-29
New Certificate	B-13
New Certificates	B-12
New Parent Equity Incentive Plan	B-42
Non-Voting Company Common Stock	B-11
Non-Voting Exchange Ratio	B-11
NYSE	B-17
Old Certificate	B-11
or	B-55
ordinary course of business	B-19
ordinary course	B-19
Pandemic Measures	B-15
Pandemic	B-15
Parent 401(k) Plan	B-45
Parent Agent	B-35

Page
Parent Articles Amendment	B-49
Parent Articles	B-24
Parent Bank	B-9
Parent Benefit Plans	B-29
Parent Board Recommendation	B-42
Parent Bylaw Amendment	B-49
Parent Bylaws	B-24
Parent Common Stock	B-11
Parent Contract	B-32
Parent Disclosure Schedule	B-23
Parent Equity Awards	B-12
Parent Equity Plan	B-11
Parent ERISA Affiliate	B-29
Parent Indemnified Parties	B-46
Parent Meeting	B-42
Parent Owned Properties	B-33
Parent Premium Cap	B-46
Parent Proposals	B-42
Parent PSU	B-11
Parent PSUs	B-24
Parent Real Property	B-33
Parent Regulatory Agreement	B-36
Parent Reports	B-23
Parent RSU	B-11
Parent RSUs	B-24
Parent Securities	B-25
Parent Share Issuance	B-25
Parent Subsidiary Securities	B-25
Parent Subsidiary	B-24
Parent Tax Opinion	B-51
Parent	B-9
Parties	B-9
Party	B-9
Performance Bonus Plan	B-44
Permitted Encumbrances	B-33
person	B-55
Personal Data	B-21
Proxy Statement	B-17
Recommendation Change	B-42
Registration Rights Agreement	B-9
Regulatory Agencies	B-18
Representatives	B-48
Requisite Company Vote	B-17
Requisite Parent Vote	B-25
Requisite Regulatory Approvals	B-40
S-4	B-18
Sarbanes-Oxley Act	B-21

Page
Schedules	B-55
SEC	B-15
Sections	B-55
Securities Act	B-22
Security Breach	B-21
Specified Date	B-52
SRO	B-18
Subsidiary	B-15
Superior Proposal	B-43
Support Agreement	B-9
Surviving Entity	B-9
Takeover Restrictions	B-22
Tax Opinions	B-51
Tax Return	B-20
Tax	B-20
Taxes	B-20
Termination Date	B-52
Termination Fee	B-53
the date hereof	B-55
transactions contemplated by this Agreement	B-55
transactions contemplated hereby	B-55
Voting Company Common Stock	B-11
Washington Secretary	B-10
WBCA	B-9
WCBA	B-9
WDFI	B-10

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated March 28, 2025 (this “Agreement”), by and among Mechanics Bank, a California banking corporation (“Company”), HomeStreet, Inc., a Washington corporation (“Parent”), and HomeStreet Bank, a Washington state-chartered commercial bank and a direct and wholly owned subsidiary of Parent (“Parent Bank” and together with Parent, the “Parent Parties”).
W I T N E S S E T H:
WHEREAS, the respective Boards of Directors of each of Company, Parent and Parent Bank (together, the “Parties” and each, a “Party”) have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the strategic business combination transactions provided for in this Agreement, pursuant to which Parent Bank will, subject to the terms and conditions set forth in this Agreement, merge with and into Company (the “Merger”), so that Company is the surviving entity in the Merger (sometimes referred to in such capacity as the “Surviving Entity”).
WHEREAS, in furtherance thereof, the Board of Directors of Company has approved the transactions contemplated by this Agreement, including the Merger, and resolved to submit this Agreement to its shareholders for approval and to recommend that its shareholders approve this Agreement and the transactions contemplated hereby, including the Merger, and the principal terms thereof, in accordance with the applicable provisions of the California Financial Code (the “CFC”) and the California General Corporation Law (the “CGCL”).
WHEREAS, in furtherance thereof, the Board of Directors of Parent Bank has approved the transactions contemplated by this Agreement, including the Merger, and resolved to submit this Agreement to Parent, as its sole shareholder, for approval and to recommend that Parent, as its sole shareholder, approve this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the applicable provisions of the Washington Commercial Bank Act (the “WCBA”) and the Washington Business Corporation Act (as amended, the “WBCA”).
WHEREAS, in furtherance thereof, the Board of Directors of Parent has approved the transactions contemplated by this Agreement, including the issuance of Parent Common Stock (as defined below) as Merger Consideration (as defined below) and the Parent Articles Amendment (as defined below), and resolved to submit the Parent Share Issuance (as defined below) and the Parent Articles Amendment to its shareholders for approval and to recommend that its shareholders approve the Parent Share Issuance and the Parent Articles Amendment.
WHEREAS, it is contemplated that as soon as practicable, and in no event later than twenty-four (24) hours, following the execution of this Agreement, and as an inducement to and condition of the Parent Parties’ willingness to enter into this Agreement, certain shareholders of Company (each solely in his or her capacity as a shareholder of Company), representing holders of the issued and outstanding shares of Company Common Stock sufficient to obtain the Requisite Company Vote, will enter into support agreements in substantially the forms set forth in Exhibit A, as applicable (each, a “Support Agreement”), pursuant to which each such shareholder will, among other things, agree to vote by written consent all of their shares of Company Common Stock in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger.
WHEREAS, concurrently with the execution of this Agreement, Parent, Company and certain shareholders of Company and their respective affiliates have entered into a registration rights agreement (the “Registration Rights Agreement”), which shall become effective as of, and subject to, the Effective Time.
WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code.
WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound by this Agreement, the Parties agree as follows:
Article I
THE MERGER
1.1 The Merger.
(a) General. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Parent Bank shall be merged with and into Company in accordance with, and with the effects provided in, this Agreement and applicable provisions of the WCBA, the WBCA, the CGCL and the CFC. At the Effective Time, the separate corporate existence of Parent Bank shall cease, and Company shall continue, as the surviving corporation of the Merger, as a banking corporation incorporated under the laws of the State of California.
(b) Effective Time. On or, if agreed by Company and Parent, prior to the Closing Date, Company and Parent Bank shall duly execute and deliver, or cause to be delivered, to the Secretary of State of the State of California (the “California Secretary”), the California Department of Financial Protection & Innovation, Division of Corporations and Financial Institutions (the “CDFI”), the Secretary of State of the State of Washington (the “Washington Secretary”) and the Washington Department of Financial Institutions, Division of Banks (“WDFI”), such certificates or articles of merger and such other documents and certificates as are necessary to make the Merger effective pursuant to the WCBA, the WBCA, the CGCL and the CFC. The Merger shall become effective when this Agreement shall have been filed with and accepted by the CDFI in accordance with Section 4887(b) of the CFC (such time hereinafter referred to as the “Effective Time”).
(c) Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of this Agreement, the WCBA, the WBCA, the CGCL and the CFC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, interests, privileges, powers and franchises of Parent Bank shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, disabilities and duties of Parent Bank shall become and be debts, liabilities, obligations, restrictions, disabilities, and duties of the Surviving Entity.
(d) Company Stock. Pursuant to Section 1.3, at the Effective Time, each share of Company Common Stock, but excluding the Excluded Shares (each as defined below), shall be converted into the right to receive Merger Consideration (as defined below).
(e) Parent Bank Stock. At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Parent Bank, Company or the holder of any securities of Parent, Parent Bank or Company, each share of common stock, no par value per share, of Parent Bank issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $50 per share, of the Surviving Entity.
(f) Articles of Incorporation of the Surviving Entity. At the Effective Time, the articles of incorporation of Company (the “Company Articles”), as in effect immediately prior to the Effective Time, shall continue to be the articles of incorporation of the Surviving Entity until thereafter amended in accordance with applicable law.
(g) Bylaws of the Surviving Entity. At the Effective Time, the bylaws of Company (the “Company Bylaws”), as in effect immediately prior to the Effective Time, shall continue to be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable law.
(h) Directors and Officers of the Surviving Entity. The directors and officers of Company as of immediately prior to the Effective Time shall, at and after the Effective Time, be the directors and officers, respectively, of the Surviving Entity, such individuals to serve in such capacities until such time as their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal from office.
(i) Name of the Surviving Entity. The legal name of the Surviving Entity shall be Company’s name.
(j) Home Offices. The home office and branch offices of Company existing immediately prior to the Effective Time shall continue to be the home office and branch offices, respectively, of the Surviving Entity. Immediately following the Effective Time, the Surviving Entity shall continue to operate the home office and branch offices of Parent Bank.

1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement, including the Merger (the “Closing”), will take place by electronic exchange of documents at 12:01 a.m., New York City time, on the first business day of the month immediately following the month in which the last of the conditions in Article VII (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing) unless another date, time or place is agreed to in writing by Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
1.3 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company, Parent Bank or the holder of any securities of Parent, Parent Bank or Company:
(a)  Subject to Section 2.2(c), each share of the common stock, par value $50 per share, of Company designated as Voting Common Stock (the “Voting Company Common Stock”) and each share of the common stock, par value $50 per share, of Company designated as Non-Voting Common Stock (the “Non-Voting Company Common Stock”) issued and outstanding immediately prior to the Effective Time (the Voting Company Common Stock and the Non-Voting Company Common Stock, collectively, the “Company Common Stock”), except for shares of Company Common Stock owned by Company or Parent (in each case other than shares of Company Common Stock (x) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (y) held, directly or indirectly, by Company or Parent in respect of debts previously contracted) (the “Excluded Shares”), shall be converted into the right to receive: (A) in the case of Voting Company Common Stock, 3,301.0920 shares (the “Exchange Ratio”, and such shares collectively, the “Voting Merger Consideration”) of the class A common stock, no par value, of Parent (the “Class A Parent Common Stock”), and (B) in the case of the Non-Voting Company Common Stock, 330.1092 shares (the “Non-Voting Exchange Ratio”, and such shares collectively, with the Voting Merger Consideration, the “Merger Consideration”) of the class B common stock, no par value, of Parent as set forth in the Parent Articles Amendment (the “Class B Parent Common Stock”) (the common stock, no par value, of Parent prior to the effectiveness of the Parent Articles Amendment and, following the effectiveness of the Parent Articles Amendment, the Class A Parent Common Stock and the Class B Parent Common Stock, collectively, the “Parent Common Stock”).
(b) All the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference in this Agreement to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (i) a New Certificate (as defined below) representing the number of whole shares of Parent Common Stock which such shares of Company Common Stock have been converted into the right to receive, (ii) cash in lieu of fractional shares which the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.3 and Section 2.2, without any interest thereon, and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2, in each case, without any interest thereon.
(c)  Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Company Common Stock that are owned by Company or the Parent Parties (in each case other than shares of Company Common Stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (ii) held, directly or indirectly, by Company or Parent in respect of debts previously contracted) shall be cancelled and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor.
1.4 Treatment of Parent Equity Awards.
(a) At the Effective Time, each restricted stock unit award (“Parent RSU”) granted under the Amended and Restated Parent 2014 Equity Incentive Plan (the “Parent Equity Plan”) that is outstanding immediately prior to the Effective Time shall remain outstanding and be continued subject to the same terms and conditions (including vesting terms and terms with respect to dividend equivalents) as applied immediately prior to the Effective Time.
(b)  At the Effective Time, (i) any vesting conditions applicable to each performance stock unit award granted under the Parent Equity Plan that is outstanding immediately prior to the Effective Time (“Parent PSU”), whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, accelerate

(with performance deemed achieved at target levels), and (ii) each Parent PSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Parent PSU to receive (without interest), less applicable Tax withholdings, as soon as reasonably practicable after the Effective Time (but in any event no later than ten (10) business days after the Effective Time), (A) a number of shares of Class A Parent Common Stock equal to the number of shares of Parent Common Stock (immediately prior to the Effective Time) subject to such Parent PSU based on target performance, plus (B) an amount in cash equal to the amount of all dividends, if any, accrued but unpaid as of the Effective Time with respect to such Parent PSU based on target performance; provided, that, notwithstanding anything to the contrary herein, with respect to any Parent PSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Parent Equity Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.
(c)  At or prior to the Effective Time, the Board of Directors of Parent or the appropriate committee thereof shall adopt any resolutions and take any actions that are necessary or appropriate to effectuate the provisions of this Section 1.4.
1.5 Treatment of Company Equity Awards.
(a)  At the Effective Time, each incentive unit award or restricted stock unit award granted under the Company’s 2017 Incentive Unit Plan or 2022 Omnibus Incentive Plan (together, the “Company Equity Plans”) in respect of shares of Company Common Stock (a “Company RSU Award”) that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, be converted into a restricted stock unit award (an “Assumed RSU Award”) in respect of that number of shares of Class A Parent Common Stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of Company Common Stock subject to the Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio. Except as expressly provided in this Section 1.5(a), each such Assumed RSU Award shall be subject to the same terms and conditions (including vesting terms, performance measures, and terms with respect to dividend equivalents) as applied to the corresponding Company RSU Award immediately prior to the Effective Time.
(b)  At or prior to the Effective Time, the Board of Directors of Company or the appropriate committee thereof shall adopt any resolutions and take any actions that are necessary or appropriate to effectuate the provisions of this Section 1.5. Promptly following the Effective Time, Parent shall file with the SEC an effective registration statement on Form S-8 with respect to the shares of Parent Common Stock underlying the Assumed RSU Awards.
1.6 Adjustments. If during the period between the date of this Agreement and the Effective Time, the outstanding shares of capital stock of Parent or Company shall have been changed into a different number or class of shares (including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or similar transaction, or stock dividend thereon with a record date during such period, but excluding any change that results from any exercise or vesting of Company RSU Awards, Parent RSUs or Parent PSUs (the Parent RSUs together with the Parent PSUs, the “Parent Equity Awards”) outstanding as of the date hereof in accordance with their terms), the Exchange Ratio, Non-Voting Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to provide Parent and the holders of shares of Company Common Stock, Company RSU Awards and Parent Equity Awards the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 1.6 shall be construed to permit Parent or Company to take any action that is otherwise prohibited by the terms of this Agreement.
1.7 Tax Consequences. It is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.
Article II
EXCHANGE OF SHARES
2.1 Parent to Make Consideration Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent mutually agreed upon by Parent and Company (the “Exchange Agent”), for exchange in accordance with this Article II for the benefit of the holders of Old Certificates, evidence in book-entry form representing shares of Parent Common Stock to be issued pursuant to Section 1.3 (the “New

Certificates”), it being understood that any reference in this Agreement to a “New Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Parent Common Stock to be issued pursuant to Section 1.3, and cash in lieu of any fractional shares to be paid pursuant to Section 2.2(e) (such cash and New Certificates, together with any dividends or distributions with respect to shares of Parent Common Stock payable in accordance with Section 2.2(b), being hereinafter referred to as the “Exchange Fund”).
2.2 Exchange of Shares.
(a)  As promptly as practicable after the Effective Time, but in no event later than ten (10) days thereafter, Parent and Company shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Company Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive Parent Common Stock pursuant to Section 1.3 a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for New Certificates representing the number of whole shares of Parent Common Stock and any cash in lieu of fractional shares which the shares of Company Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b). Upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, or, in the case of uncertificated shares not held through the Depository Trust Company, receipt of an “agent’s message” by the Exchange Agent (or such other evidence of transfer as the Exchange Agent may reasonably request), the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing that number of whole shares of Parent Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Section 1.3 and/or (ii) a check representing the amount of (x) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of Section 2.2(e) and (y) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of Parent Common Stock which the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.
(b)  No dividends or other distributions declared with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Parent Common Stock that the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive.
(c)  If any New Certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise be in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d)  After the Effective Time, there shall be no transfers on the stock transfer books of Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged as provided in this Article II.

(e)  Notwithstanding anything to the contrary contained in this Agreement, no New Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former holder of Company Common Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Parent Common Stock on the NASDAQ (or NYSE, if applicable) as reported by The Wall Street Journal for the consecutive period of five (5) full trading days ending on the trading day immediately preceding the Closing Date (or, if not reported therein, in another authoritative source mutually agreed upon by Company and Parent) by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.3 (in the case of rounding in respect of Class B Parent Common Stock, multiplied by the Deemed Conversion Ratio (as defined in the Parent Articles Amendment)). The Parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.
(f)  Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company for twelve (12) months after the Effective Time shall be paid to Parent. Any former holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of the shares of Parent Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each former share of Company Common Stock such holder holds as determined pursuant to this Agreement without any interest thereon. Notwithstanding the foregoing, none of Parent, Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
(g)  Parent shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any cash in lieu of fractional shares of Parent Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other consideration payable pursuant to this Agreement to any holder of Company Common Stock or any other person (including any person holding Company RSU Awards) such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock or Company RSU Awards in respect of which the deduction and withholding was made by Parent or the Exchange Agent, as the case may be.
(h)  In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond in such amount as Parent or the Exchange Agent may determine is necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect thereof pursuant to this Agreement.
Article III
REPRESENTATIONS AND WARRANTIES OF COMPANY
Except as disclosed in the disclosure schedule delivered by Company to the Parent Parties concurrently with this Agreement (the “Company Disclosure Schedule”); provided that (i) no such item is required to be set forth as an exception to a representation or warranty (x) if its absence would not result in the related representation or warranty being deemed untrue or incorrect or (y) as contemplated by Section 9.14 to the extent that disclosing such item would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 309.5(g)(8)) (“Confidential Supervisory Information”), provided, further, that to the extent legally permissible, appropriate substitute disclosures shall be made under circumstances in which the limitations of this clause (y) apply, (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by

Company that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect on Company and (iii) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of such disclosure that such disclosure applies to such other sections, Company hereby represents and warrants to the Parent Parties as follows:
3.1 Corporate Organization.
(a)  Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Company has the corporate power and authority to own, lease or operate all its properties and assets and to carry on its business as it is now being conducted. Company is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect on Company. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Company or the Parent Parties, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of such Party and its Subsidiaries taken as a whole (provided that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date of this Agreement, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date of this Agreement, in laws, rules or regulations (including any Pandemic Measures) of general applicability to companies in the industries in which such Party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date of this Agreement, in global, national or regional political conditions (including the outbreak, continuation or escalation of any acts of war (whether or not declared), acts of terrorism, sabotage or military actions) or any Pandemic or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such Party or its Subsidiaries (including any such changes arising out of any Pandemic), (D) changes, after the date of this Agreement, resulting from hurricanes, earthquakes, tornados, floods, forest or wild fires or other weather or natural disasters or from any outbreak of any disease or other public health event or emergencies (including any Pandemic), (E) public disclosure of the transactions contemplated by this Agreement (it being understood that this clause (E) shall not apply to a breach of any representation or warranty related to the announcement, pendency or consummation of the transactions contemplated by this Agreement) or actions expressly required by this Agreement or that are taken with the prior written consent of the other Party in contemplation of the transactions contemplated by this Agreement or (F) a decline in the trading price of such Party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including any underlying causes thereof; except, with respect to subclause (A), (B), (C) or (D), to the extent that the effects of such change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such Party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such Party and its Subsidiaries operate) or (ii) prevents, materially delays or materially impairs, or would reasonably be expected to prevent, materially delay or materially impair, the ability of such Party to timely consummate the transactions contemplated by this Agreement. As used in this Agreement, the term “Pandemic” means any outbreaks, epidemics or pandemics relating to SARS-CoV-2 or COVID-19, or any variants, evolutions or mutations thereof, or any other viruses (including influenza), and the governmental and other responses thereto and the term “Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or other directives, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to any Pandemic; and the term “Subsidiary” when used with respect to any person, means any subsidiary of such person within the meaning ascribed to such term in either Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”) or the Bank Holding Company Act of 1956, as amended (the “BHC Act”). True and complete copies of the Company Articles and the Company Bylaws, in each case as in effect as of the date of this Agreement, have previously been made available by Company to the Parent Parties.

(b) Each Subsidiary of Company (a “Company Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing unless the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on Company and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of Company or any Company Subsidiary to pay dividends or distributions except, in the case of Company or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. The deposit accounts of Company and any Company Subsidiary that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1(b) of the Company Disclosure Schedule sets forth a true and complete list of all Company Subsidiaries as of the date of this Agreement. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Company other than the Company Subsidiaries. As of the date hereof, other than as set forth on Section 3.1(b) of the Company Disclosure Schedule and except for interests or investments held in a fiduciary capacity or otherwise on behalf of third parties or acquired in satisfaction of any indebtedness, Company does not own more than 1% of the equity interests in any corporation, limited liability company, partnership, trust, joint venture, or other entity that is not a Company Subsidiary.
3.2 Capitalization.
(a)  The authorized capital stock of Company consists of 300,000 shares of Company Common Stock, of which 280,000 shares are designated as Voting Company Common Stock and 20,000 shares are designated as Non-Voting Company Common Stock, and 200,000 shares of preferred stock. As of March 27, 2025, there were (i) 64,230.0724 shares of Company Common Stock issued and outstanding, of which 60,854.0724 shares were Voting Company Common Stock and 3,376 shares were Non-Voting Company Common Stock; (ii) no shares of Company Common Stock held in treasury; (iii) 13.33 shares of Company Common Stock reserved for issuance upon the settlement of outstanding Company RSU Awards, 121.40 shares are reserved for issuance upon the settlement of outstanding incentive unit awards (assuming performance goals are satisfied at target level); (iv) 2,049.80 shares of Company Common Stock reserved for issuance pursuant to future grants under the Company Equity Plans; and (v) no shares of preferred stock issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence, and for changes since March 27, 2025 resulting from the exercise, vesting or settlement of any Company RSU Awards described in the immediately preceding sentence, there were no shares of capital stock or other voting securities or equity interests of Company issued, reserved for issuance or outstanding. All the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable (except as provided under 12 U.S.C. § 55 or comparable state law (as applicable)) and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than as set forth on Section 3.2(a) of the Company Disclosure Schedule, there are no trust preferred or subordinated debt securities of Company or any Company Subsidiary issued or outstanding. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Company may vote. Other than Company RSU Awards, as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, or rights of first refusal or similar rights, puts, calls, commitments or agreements of any character to which Company or any of its Subsidiaries is a party relating to, or securities or rights convertible or exchangeable into or exercisable for, or valued by reference to, shares of capital stock or other voting or equity securities of or ownership interest in Company, or contracts, commitments, understandings or arrangements by which Company may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Company, or that otherwise obligate Company to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “Company Securities,” and any of the foregoing in respect of Company Subsidiaries, collectively, “Company Subsidiary Securities”). Other than Company RSU Awards, no equity-based awards (including any cash awards where the amount of payment is determined, in whole or in part, based on the price of any capital stock of Company or any of its Subsidiaries) are outstanding as of the date of this Agreement. Other than the Existing Shareholders Agreement and as set forth on Section 3.2(a) of the Company Disclosure Schedule, there are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Company or any of its Subsidiaries is a party or bound with respect to the voting or transfer of Company Common Stock, capital stock or other voting or equity securities or ownership interests of Company or granting any shareholder or other person any registration rights.
(b)  Company owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any liens, claims, title defects, mortgages, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to any Subsidiaries that are depository institutions, as provided under 12 U.S.C. § 55 or comparable state law (as applicable)) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Subsidiary owns any capital stock of Company.
3.3 Authority; No Violation.
(a)  Company has full corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Company Vote, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (including the Merger) have been duly and validly approved by the Board of Directors of Company. The Board of Directors of Company has (i) determined that this Agreement and the consummation of the transactions contemplated by this Agreement (including the Merger), on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Company and its shareholders, (ii) approved this Agreement and the transactions contemplated by this Agreement (including the Merger), (iii) directed that this Agreement be submitted to its shareholders for approval, and (iv) resolved to recommend that its shareholders approve this Agreement and the transactions contemplated hereby, including the Merger, and the principal terms thereof. Except for the approval of this Agreement and the transactions contemplated hereby, including the Merger, and the principal terms thereof, by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote on this Agreement pursuant to the applicable provisions of the CGCL and the CFC (the “Requisite Company Vote”), no other corporate proceedings or approval of shareholders on the part of Company are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Company and (assuming due authorization, execution and delivery by each Parent Party) constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).
(b)  Neither the execution and delivery of this Agreement by Company, nor the consummation by Company of the transactions contemplated by this Agreement (including the Merger), nor compliance by Company with any of the terms or provisions of this Agreement, will (i) violate any provision of the Company Articles or the Company Bylaws (or similar organizational documents of any Company Subsidiaries) or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation or Government Order applicable to Company or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, require consent under, or result in the creation of any Lien upon any of the respective properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect on Company.
3.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act, the FDIC, the CDFI, the WDFI and approval or waiver of such applications, filings and notices, (b) the filing of any required applications, filings or notices with NASDAQ and the New York Stock Exchange (“NYSE”) and approval of such applications, filings and notices, (c) the filing with the SEC of a proxy statement in definitive form (including any amendments or supplements thereto, the “Proxy Statement”), a consent solicitation statement in definitive form (including any amendments or supplements thereto, the “Consent Solicitation Statement”) and the registration statement on Form S-4 in which the Proxy Statement and Consent Solicitation Statement will be included as a prospectus (the “S-4”), and the declaration of effectiveness of the S-4, (d) the filing by Parent of the Parent Articles Amendment with the Washington Secretary, (e) the filing with the California Secretary of this Agreement together with appropriate officer’s certificates in accordance with the CGCL and the CFC, (f) the filing with and acceptance by the CDFI of this Agreement together with appropriate officer’s certificates, and (g) if required by the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the filing of any applications, filings or notices under the HSR Act, no consents, non-objections, waivers or approvals of or applications, filings or registrations with any court, administrative agency or commission or other governmental or regulatory authority or instrumentality or any self-regulatory organization (an “SRO”, and each a “Governmental Entity”) are necessary in connection with (i) the execution, delivery and performance by Company of this Agreement or (ii) the consummation by Company of the Merger and the other transactions contemplated by this Agreement. Company is not aware of any reason why the necessary regulatory approvals, waivers and consents will not be received in order to permit consummation of the transactions contemplated by this Agreement (including the Merger) on a timely basis. Except as set forth on Section 3.4(c) of the Company Disclosure Schedule, no shareholder of the Company as of the date hereof will be required to file an application with the Federal Reserve Board under the BHC Act.
3.5 Reports. Company and each of its Subsidiaries, and each of Company’s controlling shareholders (in respect of its ownership interest in Company), have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2023 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) the Office of the Comptroller of the Currency, (vi) any foreign regulatory authority and (vii) any SRO (clauses (i) – (vii), collectively “Regulatory Agencies”), including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments would not reasonably be expected to have a Material Adverse Effect on Company. Except for examinations conducted by a Regulatory Agency in the ordinary course of business of Company and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Company, investigation into the business or operations of Company or any of its Subsidiaries since January 1, 2023, except where such proceedings or investigations would not reasonably be expected to have a Material Adverse Effect on Company. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Company or any of its Subsidiaries, and there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Company or any of its Subsidiaries since January 1, 2023.
3.6 Financial Statements.
(a)  Set forth on Section 3.6(a) of the Company Disclosure Schedule are (i) the audited consolidated financial statements of Company and its Subsidiaries as of and for the fiscal year ended December 31, 2023 and (ii) the audited consolidated financial statements of Company and its Subsidiaries as of and for the twelve (12) months ended December 31, 2024 (including, in each case, the related notes, where applicable) (collectively, the “Company Financial Statements”). The Company Financial Statements (x) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries, (y) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders equity and consolidated financial position of Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), and (z) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2023, no independent public accounting firm of Company has resigned (or informed Company that it intends to resign) or been dismissed as independent public accountants of Company as a result of or in connection with any disagreements with Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)  Except as would not reasonably be expected to have a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the most recent consolidated balance sheet of Company included in the Company Financial Statements (including any notes thereto) and for liabilities incurred in the ordinary course of business since the date of such most recent balance sheet, or in connection with this Agreement and the transactions contemplated by this Agreement.
(c)  The records, systems, controls, data and information of Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not reasonably be expected to have a Material Adverse Effect on Company. Company (x) has implemented and maintains systems of internal accounting controls sufficient to ensure that (i) transactions are executed in accordance with its management’s general or specific authorizations and (ii) transactions are recorded in conformity with GAAP consistently applied, and (y) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Company’s outside auditors and the audit committee of Company’s Board of Directors (i) any significant deficiencies and material weaknesses regarding the accounting or auditing practices, procedures or methods of Company or any of its Subsidiaries or their internal accounting controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls over financial reporting. These disclosures were made in writing by management to Company’s auditors and audit committee and true, correct and complete copies of such disclosures have been made available by Company to Parent.
(d)  Since January 1, 2023, (i) neither Company nor any of its Subsidiaries, nor, to the knowledge of Company, any director, officer, auditor, accountant or representative of Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Company or any of its Subsidiaries, whether or not employed by Company or any of its Subsidiaries has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar violation by Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Company or any committee thereof or the Board of Directors or similar governing body of any Company Subsidiary or any committee thereof, or to the knowledge of Company, to any director or officer of Company or any Company Subsidiary.
3.7 Broker’s Fees. With the exception of the engagement of J.P. Morgan Securities LLC, neither Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement (including the Merger).
3.8 Absence of Certain Changes or Events.
(a)  Since January 1, 2023, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have a Material Adverse Effect on Company.
(b)  Since January 1, 2023 through the date of this Agreement, Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course, except in connection with the transactions contemplated by this Agreement. For purposes of this Agreement, the term “ordinary course” and “ordinary course of business,” with respect to any Party, means conduct consistent with past practice and the normal day-to-day customs, practices and procedures of such Party, taking into account the commercially reasonable actions taken by such Party and its Subsidiaries in response to any Pandemic and any Pandemic Measures.
3.9 Legal and Regulatory Proceedings.
(a)  Except as would not reasonably be expected to have a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Company or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.
(b)  There is no Government Order, or regulatory restriction imposed upon Company, any of its Subsidiaries or the assets of Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Parent or any of its affiliates) that would reasonably be expected to be material to, or otherwise have a Material Adverse Effect on, Company or any of its Subsidiaries, taken as a whole.
3.10 Taxes. In each case except as would not reasonably be expected to have a Material Adverse Effect on Company:
(a)  Neither Company nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
(b)  Each of Company and its Subsidiaries (i) has timely filed or caused to be timely filed, taking into account any extensions, all U.S. federal income Tax Returns and all other material Tax Returns required to be filed by it and such Tax Returns are true, correct and complete in all material respects, and (ii) has timely paid all material Taxes required to have been paid by it (whether or not shown on any Tax Return), except for Taxes that are being contested in good faith in appropriate proceedings or for which adequate reserves have been established in accordance with GAAP.
(c)  There is no audit or examination with respect to any Taxes of Company or its Subsidiaries. No deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against Company or any of its Subsidiaries.
(d)  Neither Company nor any of its Subsidiaries (i) is a party to or is bound by any Tax sharing, allocation or indemnification agreement (other than (A) contracts solely between Company and its Subsidiaries and (B) any such agreement entered into in the ordinary course of business and the principal subject matter of which is not Taxes) or (ii) has any liability for Taxes of any person (other than Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 or as transferee or successor.
(e)  Within the past two (2) years, none of Company or any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.
Notwithstanding any other provision in this Agreement, (i) the representations and warranties of Company in this Section 3.10 refer only to activities prior to the Closing and shall not serve as representations or warranties regarding, or a guarantee of, nor can they be relied upon with respect to, Taxes attributable to any taxable period (or portion thereof) beginning, or Tax positions taken, after the Closing Date and (ii) no representation or warranty is made with respect to the existence, availability, amount, usability, or limitations (or lack thereof) of any net operating loss, net operating loss carryforward, capital loss, capital loss carryforward, basis amount or other Tax attribute (whether federal, state, local or foreign) of Company or any of its Subsidiaries. As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest imposed by any Governmental Entity with respect thereto. As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity
3.11 Compliance with Applicable Law.
(a)  Company and each of its Subsidiaries hold, and have at all times since January 1, 2023, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would reasonably be expected to have a Material Adverse Effect on Company, and to the knowledge of Company, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.
(b)  Except as would not reasonably be expected to have a Material Adverse Effect on Company, Company and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Company or any of its Subsidiaries, including all laws related to cybersecurity, data protection or privacy (including laws relating to the privacy and security of data or information that constitutes “personal data,” “nonpublic personal information,” “personal information” or any other equivalent term as defined under applicable law (“Personal Data”)), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Coronavirus Aid, Relief, and Economic Security (CARES) Act, the Small Business Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans, and all laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, worker classification, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment and workers’ compensation. Company and its Subsidiaries have established and maintain a system of internal controls designed to ensure compliance in all material respects by Company and its Subsidiaries with applicable financial recordkeeping and reporting requirements of applicable money laundering prevention laws in jurisdictions where Company and its Subsidiaries conduct business.
(c)  Company has a Community Reinvestment Act rating of “satisfactory” or better and has not been advised that it should expect a lower rating.
(d)  Company maintains a written information privacy and security program that contains reasonable administrative, physical and technical safeguards designed to protect the privacy, confidentiality and security of all Personal Data against any (i) loss or misuse of Personal Data, (ii) unauthorized access to or acquisition of Personal Data or unauthorized or unlawful operations performed upon Personal Data, or (iii) other act or omission that compromises the security or confidentiality of Personal Data (clauses (i) through (iii), a “Security Breach”). To the knowledge of Company, Company has not experienced any Security Breach that would reasonably be expected to have a Material Adverse Effect on Company or require notification to affected individuals, a Governmental Entity or a Regulatory Agency that has not been made. To the knowledge of Company, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks that would reasonably be expected to have a Material Adverse Effect on Company. To the knowledge of Company, Company has not been the subject of any inquiry or action of any Governmental Entity or Regulatory Agency with respect to any unauthorized processing of Personal Data or material violation of any laws related to cybersecurity, data protection or privacy.
(e)  None of Company or any of its Subsidiaries, or to the knowledge of Company, any director, officer, employee, agent or other person acting on behalf of Company or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Company or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Company or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Company or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except in each case as would not reasonably be expected to have a Material Adverse Effect on Company.
(f)  Except as would not reasonably be expected to have a Material Adverse Effect on Company, (i) Company and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law and (ii) none of Company, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets and results of such fiduciary account.
3.12 State Takeover Laws. The Board of Directors of Company has approved this Agreement and the transactions contemplated by this Agreement and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions in its organizational documents (collectively, “Takeover Restrictions”).
3.13 Company Contracts. (a) Each contract to which the Company or any of its Subsidiaries is a party that is material to Company and its Subsidiaries, taken on a whole (other than this Agreement) (the “Company Contracts”) is valid and binding on Company or one of its Subsidiaries, as applicable, and in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect on the Company, (b) Company and each of its Subsidiaries have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each Company Contract, except where such noncompliance or nonperformance would not reasonably be expected to have a Material Adverse Effect on Company, (c) to the knowledge of Company, each third-party counterparty to each Company has in all material respects complied with and performed all obligations required to be complied with and performed by it to date under such Company Contract, except where such noncompliance or nonperformance would not reasonably be expected to have a Material Adverse Effect on Company, (d) neither Company nor any of its Subsidiaries has knowledge of any violation of any Company Contract by any of the other parties thereto which would reasonably be expected to have a Material Adverse Effect on Company and (e) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of Company or any of its Subsidiaries, or to the knowledge of Company, any other party thereto, of or under any such Company Contract, except where such breach or default would not reasonably be expected to have a Material Adverse Effect on Company.
3.14 Company Information. The information relating to Company and its Subsidiaries or that is provided by Company or its Subsidiaries or their respective representatives for inclusion in the Proxy Statement, Consent Solicitation Statement, the S-4 or in any other document filed with any Regulatory Agency or Governmental Entity in connection with this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 (except for such portions thereof that relate only to Parent or any of its Subsidiaries) will comply in all material respects with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder.
3.15 Loan Portfolio.
(a)  Except as would not reasonably be expected to have a Material Adverse Effect on the Company, each written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) of Company or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Company and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(b)  Except as would not reasonably be expected to have a Material Adverse Effect on the Company, each outstanding Loan of Company or any of its Subsidiaries (including Loans held for resale to investors) was (except for Loans not originated by Company or any of its Subsidiaries) solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, and (except for Loans not originated by Company or any of its Subsidiaries) the written underwriting standards of Company and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.
3.16 Agreements with Regulatory Agencies. Neither Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2023, a recipient of any supervisory letter from, or since January 1, 2023, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity in each case that restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of the business of the Company or any of its Subsidiaries or that in each case and in any material manner relates to the capital adequacy, ability to pay dividends, credit or risk management policies, management or business of the Company or any of the Company Subsidiaries (each, whether or not set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”), nor has Company or any of its Subsidiaries been advised in writing since January 1, 2023 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Company Regulatory Agreement.
3.17 No Other Representations or Warranties.
(a) Except for the representations and warranties made by Company in this Article III, neither Company nor any other person makes any express or implied representation or warranty with respect to Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Company nor any other person makes or has made any representation or warranty to the Parent Parties or any of their affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Company, any of its Subsidiaries or their respective businesses or (ii) except for the representations and warranties made by Company in this Article III, any oral or written information presented to the Parent Parties or any of their affiliates or representatives in the course of their due diligence investigation of Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.
(b)  Company acknowledges and agrees that neither Parent nor Parent Bank nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV.
Article IV
REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES
Except (a) as disclosed in the disclosure schedule delivered by the Parent Parties to Company concurrently with this Agreement (the “Parent Disclosure Schedule”); provided that (i) no such item is required to be set forth as an exception to a representation or warranty (x) if its absence would not result in the related representation or warranty being deemed untrue or incorrect or (y) as contemplated by Section 9.14 to the extent that disclosing such item would involve the disclosure of Confidential Supervisory Information, provided, further, that to the extent legally permissible, appropriate substitute disclosures shall be made under circumstances in which the limitations of this clause (y) apply, (ii) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Parent Parties that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect on the Parent Parties and (iii) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of such disclosure that such disclosure applies to such other sections or (b) as disclosed in any final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since January 1, 2023 by Parent pursuant to the Securities Act or the Exchange Act (the “Parent

Reports”) and prior to the date of this Agreement (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Parent and Parent Bank hereby represent and warrant to Company as follows:
4.1 Corporate Organization.
(a)  Parent is a corporation duly organized, validly existing under the laws of the State of Washington, and is a bank holding company duly registered under the BHC Act. Parent has the corporate power and authority to own, lease or operate all its properties and assets and to carry on its business as it is now being conducted. Parent is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect on the Parent Parties. True and complete copies of the articles of incorporation of Parent (the “Parent Articles”) and the bylaws of Parent (the “Parent Bylaws”), in each case as in effect as of the date of this Agreement, have previously been made available by Parent to Company, and Parent is not in violation of the Parent Articles or the Parent Bylaws.
(b) Each Subsidiary of Parent (a “Parent Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing unless the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on the Parent Parties and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of Parent or any Parent Subsidiary to pay dividends or distributions except, in the case of Parent or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. The deposit accounts of each Parent Subsidiary that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 4.1(b) of the Parent Disclosure Schedule sets forth a true and complete list of all Parent Subsidiaries as of the date of this Agreement. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Parent other than the Parent Subsidiaries. As of the date hereof, other than as set forth on Section 4.1(b) of the Parent Disclosure Schedule and except for interests or investments held in a fiduciary capacity or otherwise on behalf of third parties or acquired in satisfaction of any indebtedness, Parent does not own more than 1% of the equity interests in any corporation, limited liability company, partnership, trust, joint venture, or other entity that is not a Parent Subsidiary.
4.2 Capitalization.
(a)  The authorized capital stock of Parent consists of 160,000,000 shares of Parent Common Stock and 10,000 shares of preferred stock. As of March 27, 2025, there were (i) 18,920,807.6 shares of Parent Common Stock issued and outstanding; (ii) no shares of Parent Common Stock held in treasury; (iii) 151,927 shares of Parent Common Stock reserved for issuance upon the settlement of outstanding restricted stock units of Parent (“Parent RSUs”); (iv) 243,096 shares of performance stock units of Parent (“Parent PSUs”) (assuming performance goals are satisfied at the target level); and (v) no shares of preferred stock issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence, and for changes since March 27, 2025 resulting from the exercise, vesting or settlement of any Parent RSUs or Parent PSUs described in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of Parent issued, reserved for issuance or outstanding. As of March 27, 2025, the value of all dividend equivalents accrued but unpaid with respect to Parent RSUs is $12,500 and the value of all dividend equivalents accrued but unpaid with respect to Parent PSUs (measured at target) is $37,300. All the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than as set forth on Section 4.2(a) of the Parent Disclosure Schedule, there are no trust preferred or subordinated debt securities of Parent or any Parent Subsidiary issued or outstanding. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Parent may vote. Other than Parent RSUs and Parent PSUs, as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, or rights of first refusal or similar rights, puts, calls, commitments or agreements of any character to which Parent or any its Subsidiaries is a party relating to, or securities or rights convertible or exchangeable into or exercisable for, or valued by reference to, shares of capital stock or other voting or equity securities of or ownership interest in Parent, or contracts, commitments, understandings or arrangements by which Parent may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Parent, or that otherwise obligate Parent to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “Parent Securities,” and any of the foregoing in respect of Parent Subsidiaries, collectively, “Parent Subsidiary Securities”). Other than Parent RSUs and Parent PSUs, no equity-based awards (including any cash awards where the amount of payment is determined, in whole or in part, based on the price of any capital stock of Parent or any of its Subsidiaries) are outstanding. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Parent or any of its Subsidiaries is a party or bound with respect to the voting or transfer of Parent Common Stock, capital stock or other voting or equity securities or ownership interests of Parent or granting any shareholder or other person any registration rights.
(b)  Parent owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of the Parent Subsidiaries, free and clear of any Liens, and all such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under 12 U.S.C. § 55 or comparable state law (as applicable)) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Parent Subsidiary owns any capital stock of Parent.
4.3 Authority; No Violation.
(a)  Each Parent Party has full corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Parent Vote, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (including the Merger) have been duly and validly approved by the Boards of Directors of each Parent Party. The Board of Directors of Parent has (i) determined that this Agreement and the consummation of the transactions contemplated by this Agreement (including the Merger, the Parent Share Issuance and the Parent Articles Amendment), on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Parent and its shareholders, (ii) approved this Agreement and the transactions contemplated by this Agreement (including the Merger, the Parent Share Issuance and the Parent Articles Amendment), (iii) directed that (A) the Parent Articles Amendment and (B) approval of the issuance of the shares of Parent Common Stock constituting the Merger Consideration pursuant to this Agreement (such issuance, the “Parent Share Issuance”) be submitted to its shareholders for approval at a meeting of such shareholders, and (iv) resolved to recommend that Parent’s shareholders approve the Parent Articles Amendment and Parent Share Issuance. The Board of Directors of Parent Bank has (i) determined that this Agreement and the consummation of the transactions contemplated by this Agreement (including the Merger), on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Parent Bank and Parent, in its capacity as the sole shareholder of Parent Bank, (ii) approved this Agreement and the transactions contemplated by this Agreement (including the Merger), (iii) directed that this Agreement be submitted to Parent, in its capacity as the sole shareholder of Parent Bank, for approval, and (iv) resolved to recommend that Parent, in its capacity as the sole shareholder of Parent Bank, approve this Agreement and the transactions contemplated hereby (including the Merger). Parent, as sole shareholder of Parent Bank, has approved this Agreement and the transactions contemplated hereby (including the Merger). Except for (i) the approval of the Parent Share Issuance by the affirmative vote of a majority of the total votes cast by holders of shares of Parent Common Stock at the Parent Meeting, (ii) the approval of the Parent Articles Amendment by the affirmative vote of a majority of the outstanding shares of Parent Common Stock entitled to vote thereon at the Parent Meeting (clauses (i) and (ii), collectively, the “Requisite Parent Vote”), and (iii) the approval of this Agreement by Parent as Parent Bank’s sole shareholder, no other corporate proceedings or approval of shareholders on the part of any Parent Party are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each Parent Party and (assuming due authorization, execution and delivery by Company) constitutes a valid and binding obligation of each Parent Party, enforceable against each Parent Party in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

(b)  Neither the execution and delivery of this Agreement by the Parent Parties nor the consummation by the Parent Parties of the transactions contemplated by this Agreement (including the Merger), nor compliance by the Parent Parties with any of the terms or provisions of this Agreement, will (i) violate any provision of the Parent Articles or the Parent Bylaws (or similar organizational documents of any Parent Subsidiaries) or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation or Government Order applicable to any Parent Party or any of their Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, require consent under, or result in the creation of any Lien upon any of the respective properties or assets of any Parent Party or any of their Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any Parent Party or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect on the Parent Parties.
4.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act, the FDIC, the CDFI, the WDFI and approval or waiver of such applications, filings and notices, (b) the filing of any required applications, filings or notices with NASDAQ and NYSE and approval of such applications, filings and notices, (c) the filing with the SEC of the Proxy Statement, Consent Solicitation Statement and S-4 in which the Proxy Statement and Consent Solicitation Statement will be included as a prospectus, and the declaration of effectiveness of the S-4, (d) the filing of the Parent Articles Amendment with the Washington Secretary, (e) the filing with the California Secretary of this Agreement together with appropriate officer’s certificates in accordance with the CGCL and the CFC, (f) the filing with and acceptance by the CDFI of this Agreement together with appropriate officer’s certificates, and (g) if required by the HSR Act, the filing of any applications, filings or notices under the HSR Act, no consents, non-objections, waivers or approvals of or applications, filings or registrations with any Governmental Entity are necessary in connection with (i) the execution, delivery and performance by the Parent Parties of this Agreement or (ii) the consummation by the Parent Parties of the Merger and the other transactions contemplated by this Agreement. No Parent Party is aware of any reason why the necessary regulatory approvals, waivers and consents will not be received in order to permit consummation of the transactions contemplated by this Agreement (including the Merger) on a timely basis.
4.5 Reports. Parent and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2023 with any Regulatory Agency, including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments would not reasonably be expected to have a Material Adverse Effect on the Parent Parties. Except for examinations conducted by a Regulatory Agency in the ordinary course of business of Parent and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 2023, except where such proceedings or investigations would not reasonably be expected to have a Material Adverse Effect on the Parent Parties. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Parent or any of its Subsidiaries, and there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Parent or any of its Subsidiaries since January 1, 2023.
4.6 Financial Statements.
(a)  The financial statements of Parent and its Subsidiaries included (or incorporated by reference) in the Parent Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2023, no independent public accounting firm of Parent has resigned (or informed Parent that it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b)  Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, neither Parent nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Parent included in its Annual Report on Form 10-K for the year ended December 31, 2024 (including any notes thereto) and for liabilities incurred in the ordinary course of business since December 31, 2024, or in connection with this Agreement and the transactions contemplated by this Agreement.
(c)  The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not reasonably be expected to have a Material Adverse Effect on the Parent Parties. Parent (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including Parent Bank and Parent’s other Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Parent’s outside auditors and the audit committee of Parent’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. These disclosures were made in writing by management to Parent’s auditors and audit committee and true, correct and complete copies of such disclosures have been made available by Parent to Company. To the knowledge of Parent, there is no reason to believe that Parent’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(d)  Since January 1, 2023, (i) neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any director, officer, auditor, accountant or representative of Parent or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar violation by Parent or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Parent or any committee thereof or the Board of Directors or similar governing body of any Parent Subsidiary or any committee thereof, or to the knowledge of Parent, to any director or officer of Parent or any Parent Subsidiary.
4.7 Broker’s Fees. With the exception of the engagement of Keefe, Bruyette & Woods, Inc., neither Parent nor any Parent Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement (including the Merger). Parent has disclosed to Company as of the date of this Agreement the aggregate fees provided for in connection with the engagement by Parent of Keefe, Bruyette & Woods, Inc. related to the transactions contemplated by this Agreement (including the Merger).

4.8 Absence of Certain Changes or Events.
(a)  Since January 1, 2023, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have a Material Adverse Effect on the Parent Parties.
(b)  Since January 1, 2023, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course, except in connection with the transactions contemplated by this Agreement.
4.9 Legal and Regulatory Proceedings.
(a)  Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, neither Parent nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of Parent, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.
(b)  There is no Government Order or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Parent or any of its affiliates) that would reasonably be expected to be material to, or otherwise have a Material Adverse Effect on, Parent or any of its Subsidiaries, taken as a whole.
4.10 Taxes. In each case except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties:
(a)  Each of Parent and its Subsidiaries (i) has timely filed or caused to be timely filed, taking into account any extensions, all U.S. federal income Tax Returns and all other material Tax Returns required to be filed by it and such Tax Returns are true, correct and complete in all material respects, and (ii) has timely paid all material Taxes required to have been paid by it (whether or not shown on any Tax Return), except for Taxes that are being contested in good faith in appropriate proceedings or for which adequate reserves have been established in accordance with GAAP.
(b)  Each of Parent and its Subsidiaries has complied with all applicable laws relating to the payment, collection, withholding and remittance of Taxes, including with respect to payments made to or received from any employee, creditor, shareholder, customer or other third party.
(c)  There are no Liens for Taxes upon any property or assets of Parent or any of its Subsidiaries, except Permitted Encumbrances.
(d)  There is no audit or examination with respect to any Taxes of Parent or its Subsidiaries. No deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against Parent or any of its Subsidiaries.
(e)  Neither Parent nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect (other than extension or waiver granted in the ordinary course of business).
(f)  Neither Parent nor any of its Subsidiaries (i) is a party to or is bound by any Tax sharing, allocation or indemnification agreement (other than (A) contracts solely between Parent and its Subsidiaries and (B) any such agreement entered into in the ordinary course of business and the principal subject matter of which is not Taxes) or (ii) has any liability for Taxes of any person (other than Parent and its Subsidiaries) under Treasury Regulations Section 1.1502-6 or as transferee or successor.
(g)  Within the past two (2) years, none of Parent or any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.
(h)  Neither Parent nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(i)  Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Notwithstanding any other provision in this Agreement, (i) the representations and warranties of Parent and its Subsidiaries in this Section 4.10 refer only to activities prior to the Closing and shall not serve as representations or warranties regarding, or a guarantee of, nor can they be relied upon with respect to, Taxes attributable to any taxable period (or portion thereof) beginning, or Tax positions taken, after the Closing Date and (ii) no representation or warranty is made with respect to the existence, availability, amount, usability, or limitations (or lack thereof) of any net operating loss, net operating loss carryforward, capital loss, capital loss carryforward, basis amount or other Tax attribute (whether federal, state, local or foreign) of Parent or any of its Subsidiaries.
4.11 Employees.
(a)  Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, (i) each Parent Benefit Plan (as defined below) has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code; and (ii) all contributions required to be made to any Parent Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Parent Benefit Plan have been timely made or paid in full or, to the extent not required to be made or paid, have been fully reflected on the books and records of Parent. For purposes of this Agreement, “Parent Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and all equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination, change in control, retention, employment, welfare, insurance, medical, fringe or other compensatory or benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind with respect to which Parent or any Subsidiary is a party or has any obligation or that are maintained, contributed to or sponsored by Parent or any of its Subsidiaries, excluding any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”).
(b) Section 4.11(b) of the Parent Disclosure Schedule sets forth a complete and accurate list of the material Parent Benefit Plans. Parent has made available to Company true and complete copies of each material Parent Benefit Plan and the following related documents, to the extent applicable: (i) all summary plan descriptions or amendments, (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”), and (iii) the most recently received IRS determination letter.
(c)  Each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code and nothing has occurred that could reasonably be expected to adversely affect the qualification or tax exemption of any such Parent Benefit Plan.
(d)  Each Parent Benefit Plan that is in any part a “nonqualified deferred compensation plan” subject to Section 409A of the Code complies and has complied, both in form and operation, in all material respects, with the requirements of Section 409A of the Code and IRS regulations and guidance thereunder.
(e)  None of Parent and its Subsidiaries nor any Parent ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA or a Multiemployer Plan, and no circumstances exist that could reasonably be expected to result in a liability under Title IV of ERISA for the Parent or any of its Subsidiaries. For purposes of this Agreement, “Parent ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with Parent or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.
(f)  Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, no Parent Benefit Plan provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.
(g)  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any other event) result in the acceleration of vesting, exercisability, funding or delivery of, or materially increase the amount of compensation due to any current or former employee or other service provider of Parent or any of its Subsidiaries or result in (i) any limitation on the right of Parent or any of its Subsidiaries to amend, merge or terminate any Parent Benefit Plan or related trust on or after the Effective Time or (ii) the payment of any amount that could constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code. Neither Parent nor any Subsidiary has any obligation to provide, and no Parent Benefit Plan or other agreement provides any individual with the right to, a gross-up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under of Section 280G of the Code.
(h)  Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, as of the date of this Agreement, there are no pending or, to Parent’s knowledge, threatened, strikes, lockouts, slowdowns, or work stoppages. Neither Parent nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization and there are no pending or, to the knowledge of Parent, threatened organizing efforts by any union or other group seeking to represent any employees of Parent or any of its Subsidiaries. Neither the Parent nor any of its Subsidiaries has any unsatisfied liabilities under the Worker Adjustment and Retraining Notification Act of 1988 or equivalent applicable law in any other jurisdiction in which Parent or any of its Subsidiaries operates. Since January 1, 2023, (i) to the knowledge of Parent, no allegations of sexual harassment or misconduct have been made against any employee of Parent or any of its Subsidiaries classified at the level of senior vice president or above or against any director of Parent and (ii) neither Parent nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment or misconduct by any such individual.
4.12 SEC Reports. An accurate and complete copy of each Parent Report is publicly available. No such Parent Report, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2023, as of their respective dates, all Parent Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto. Since January 1, 2023, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Parent Reports.
4.13 Compliance with Applicable Law.
(a)  Parent and each of its Subsidiaries hold, and have at all times since January 1, 2023, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would reasonably be expected to have a Material Adverse Effect on the Parent Parties, and to the knowledge of Parent, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.
(b)  Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, Parent and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries, including all laws related to cybersecurity, data protection or privacy (including laws relating to the privacy and security of Personal Data), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Coronavirus Aid, Relief, and Economic Security (CARES) Act, the Small Business Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans, and all laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, worker classification, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment and workers’ compensation. Parent and its Subsidiaries have established and maintain a system of internal controls designed to ensure compliance in all material respects by Parent and its Subsidiaries with applicable financial recordkeeping and reporting requirements of applicable money laundering prevention laws in jurisdictions where Parent and its Subsidiaries conduct business.
(c)  Parent Bank has a Community Reinvestment Act rating of “satisfactory” or better, and has not been advised that it should expect a lower rating.
(d)  Parent maintains a written information privacy and security program that contains reasonable administrative, technical and physical safeguards designed to protect the privacy, confidentiality and security of all Personal Data against any Security Breach. To the knowledge of Parent, Parent has not experienced any Security Breach that would reasonably be expected to have a Material Adverse Effect on the Parent Parties or require notification to affected individuals, a Governmental Entity or a Regulatory Agency that has not been made. To the knowledge of Parent, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks that would reasonably be expected to have a Material Adverse Effect on Parent. To the knowledge of Parent, Parent has not been the subject of any inquiry or action of any Governmental Entity or Regulatory Agency with respect to any unauthorized processing of Personal Data or material violation of any laws related to cybersecurity, data protection or privacy.
(e)  None of Parent or any of its Subsidiaries, or to the knowledge of Parent, any director, officer, employee, agent or other person acting on behalf of Parent or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Parent or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Parent or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Parent or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Parent or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Parent or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Parent or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except in each case as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties.
(f)  Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, (i) Parent and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law; and (ii) none of Parent, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets and results of such fiduciary account.
4.14 Certain Contracts.
(a)  Except as set forth in Section 4.14(a) of the Parent Disclosure Schedule or as filed prior to the date hereof with any Parent Reports, as of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral, but excluding any Parent Benefit Plan):
(i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);
(ii)  which contains a provision that materially restricts the conduct of any line of business by Parent or any of its Subsidiaries or upon consummation of the Merger will materially restrict the ability of the Surviving

Entity or Parent or any of its affiliates to (x) engage in any line of business or operate in any geographic region or (y) solicit any customer, client or employee of any person in any jurisdiction (other than, in the case of this clause (y), contracts with vendors entered into by Parent and the Parent Subsidiaries in the ordinary course of business);
(iii) which is a collective bargaining agreement or similar agreement with any labor union or guild;
(iv)  any of the benefits of or obligations under which will arise or be increased or accelerated by the occurrence of the execution and delivery of this Agreement, receipt of the Requisite Parent Vote or the announcement or consummation of any of the transactions contemplated by this Agreement, or under which a right of cancellation or termination will arise as a result thereof, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, where such increase or acceleration of benefits or obligations, right of cancellation or termination, or change in calculation of value of benefits would reasonably be expected to have a Material Adverse Effect on the Parent Parties;
(v)  (A) that relates to the incurrence of indebtedness by Parent or any of its Subsidiaries, including any sale and leaseback transactions, capitalized leases (except facility leases) and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, borrowings from the Federal Reserve Bank discount window, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business) or (B) that provides for the guarantee, support, assumption or endorsement by Parent or any of its Subsidiaries of, or any similar commitment by Parent or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, in the case of each of clauses (A) and (B), in the principal amount of $2,000,000 or more.
(vi)  that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Parent or its Subsidiaries, taken as a whole;
(vii)  which creates future payment obligations in excess of $1,000,000 per annum (other than (x) any such contracts which are terminable by Parent or any of its Subsidiaries on ninety (90) days or less notice without penalty, other than the payment of any outstanding obligation at the time of termination, (y) extensions of credit or other customary banking products offered by Parent or its Subsidiaries in the ordinary course or (z) any contracts within the scope of Section 4.14(a)(v));
(viii) that is a joint venture or other material partnership agreement or arrangement;
(ix)  that is a settlement, consent or similar agreement and contains any material continuing obligations of Parent or any of its Subsidiaries; or
(x)  that relates to the acquisition or disposition of any person, business or asset and under which Parent or its Subsidiaries have or may have a material obligation or liability.
Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in the Parent Disclosure Schedule, is referred to in this Agreement as a “Parent Contract.” Parent has made available to Parent true, correct and complete copies of each Parent Contract in effect as of the date of this Agreement.
(b)  (i) Each Parent Contract is valid and binding on Parent or one of its Subsidiaries, as applicable, and in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, (ii) Parent and each of its Subsidiaries have complied with and performed all obligations required to be complied with or performed by any of them under each Parent Contract, except where such noncompliance or nonperformance would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, (iii) to the knowledge of Parent, each third-party counterparty to each Parent Contract has complied with and performed all obligations required to be complied with and performed by it to date under such Parent Contract, except where such noncompliance or nonperformance would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, (iv) neither Parent nor any of its Subsidiaries has knowledge of any violation of any Parent Contract by any of the other parties thereto which would reasonably be expected to have a Material Adverse Effect on the Parent

Parties and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a breach or default on the part of Parent or any of its Subsidiaries, or to the knowledge of Parent, any other party thereto, of or under any such Parent Contract, except where such breach or default would not reasonably be expected to have a Material Adverse Effect on the Parent Parties.
4.15 Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, Parent and its Subsidiaries are in compliance, and have since January 1, 2023, complied, with all federal, state or local law, regulation, Government Order, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Law”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of Parent, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Parent or any of its Subsidiaries of any liability or obligation arising under any Environmental Law pending or, to the knowledge of Parent, threatened against Parent, which liability or obligation would reasonably be expected to have a Material Adverse Effect on the Parent Parties. To the knowledge of Parent, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have a Material Adverse Effect on the Parent Parties. Parent is not subject to any agreement, Government Order, letter agreement or memorandum of agreement by or with any Governmental Entity, Regulatory Agency or other third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have a Material Adverse Effect on the Parent Parties.
4.16 Investment Securities and Commodities. Each of Parent and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements) which are material to Parent’s business on a consolidated basis, free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Parent or its Subsidiaries. Such securities and commodities are valued on the books of Parent in accordance with GAAP in all material respects. Parent and its Subsidiaries implement and comply in all material respects with investment, securities, commodities, risk management and other policies, practices and procedures that Parent believes are prudent and reasonable in the context of its businesses.
4.17 Real Property. Parent or a Parent Subsidiary (a) has good and marketable title to all the real property reflected in the latest audited balance sheet included in the Parent Reports as being owned by Parent or a Parent Subsidiary or acquired after the date thereof which are material to Parent’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Parent Owned Properties”), free and clear of all material Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (clauses (i) through (iv), collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Parent Reports or acquired after the date thereof which are material to Parent’s business on a consolidated basis (except for leases that have expired by their terms since the date thereof) (such leasehold estates, collectively with the Parent Owned Properties, the “Parent Real Property”), free and clear of all material Liens, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of Parent, the lessor. There are no pending or, to the knowledge of Parent, threatened condemnation proceedings against the Parent Real Property.
4.18 Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties: (a) Parent and each of its Subsidiaries owns, or otherwise has rights to use (in each case, free and clear of any material Liens), all Intellectual Property used in the conduct of its business as currently conducted, (b) to the knowledge of Parent, the conduct of the business of Parent and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person, (c) neither Parent nor its Subsidiaries has, within the past three (3) years, received any written notice alleging it or its Subsidiaries has infringed, misappropriated or otherwise violated the

Intellectual Property rights of any person, (d) to the knowledge of Parent, no person is infringing, misappropriating or otherwise violating any Intellectual Property owned by Parent or any of its Subsidiaries, and (e) neither Parent nor any Parent Subsidiary has, within the past three (3) years, received any written notice of any pending claim with respect to any Intellectual Property owned by Parent or any Parent Subsidiary, and Parent and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment or cancellation of all Intellectual Property owned by Parent and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means all rights in or to: (w) trademarks, service marks, logos, trade dress, domain names and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same; (x) patents and patent applications, including divisionals, revisions, continuations, continuations-in-part, renewals, extensions, substitutes, re-issues and re-examinations; (y) proprietary trade secrets and know-how; and (z) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.
4.19 Related Party Transactions. As of the date of this Agreement, except as set forth in any Parent Reports, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Parent or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Parent or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Parent Common Stock (or any of such person’s immediate family members or affiliates) (other than Parent Subsidiaries), on the other hand, of the type required to be reported in any Parent Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been disclosed therein.
4.20 State Takeover Laws. The Board of Directors of Parent has approved this Agreement and the transactions contemplated by this Agreement and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable Takeover Restrictions, including Section 23B.19.040(1) of the WBCA as it may become applicable or purport to become applicable to the Company shareholders party to the Support Agreement or any of their affiliates.
4.21 Opinion of Financial Advisor. Prior to the execution of this Agreement, the Board of Directors of Parent received an opinion (which if initially rendered orally, has been or will be confirmed by written opinion of the same date) from Keefe, Bruyette & Woods, Inc. to the effect that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and other matters set forth in the written opinion, the Merger Consideration pursuant to this Agreement is fair, from a financial point of view, to Parent. Such opinion has not been amended or rescinded as of the date of this Agreement.
4.22 Parent Information. The information relating to Parent and its Subsidiaries or that is provided by Parent or its Subsidiaries or their respective representatives for inclusion in the Proxy Statement, Consent Solicitation Statement, the S-4 or in any other document filed with any Regulatory Agency or Governmental Entity in connection with this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 (except for such portions thereof that relate only to Company or any of its Subsidiaries) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.
4.23 Loan Portfolio.
(a)  As of the date of this Agreement, except as set forth in Section 4.23(a) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any Loans in which Parent or any Parent Subsidiary is a creditor that, as of December 31, 2024, had an outstanding balance of $1,000,000 or more and under the terms of which the obligor was, as of December 31, 2024, over ninety (90) days or more delinquent in payment of principal or interest. Set forth in Section 4.23(a) of the Parent Disclosure Schedule is a true, correct and complete list of (A) all the Loans of Parent and its Subsidiaries that, as of December 31, 2024, had an outstanding balance of $1,000,000 or more and were classified by Parent as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” or words of similar import, together with the principal amount of each such Loan and (B) each asset of Parent or any of its Subsidiaries that, as of December 31, 2024, is classified as “Other Real Estate Owned” and the book value thereof.

(b)  Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, each Loan of Parent or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Parent and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(c)  Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, each outstanding Loan of Parent or any of its Subsidiaries (including Loans held for resale to investors) was (except for Loans not originated by Parent or any of its Subsidiaries) solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, and (except for Loans not originated by Parent or any of its Subsidiaries) the written underwriting standards of Parent and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.
4.24 No Broker-Dealers. Neither Parent nor any of its Subsidiaries is required to be registered, licensed, qualified or authorized, as a broker-dealer under the Exchange Act or under any other applicable law.
4.25 No Investment Advisors. Neither Parent nor any of its Subsidiaries are required to register with the SEC as an investment adviser under the Investment Advisers Act.
4.26 Insurance Business. Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, (i) since January 1, 2023, at the time each agent, representative, producer, reinsurance intermediary, wholesaler, third-party administrator, distributor, broker, employee or other person authorized to sell, produce, manage or administer products on behalf of Parent or any Parent Subsidiary (“Parent Agent”) wrote, sold, produced, managed, administered or procured business for Parent or a Parent Subsidiary, such Parent Agent was, at the time the Parent Agent wrote or sold business, duly licensed for the type of activity and business written, sold, produced, managed, administered or produced to the extent required by applicable law, (ii) no Parent Agent has been since January 1, 2023, or is currently, in violation of any law, rule or regulation applicable to such Parent Agent’s writing, sale, management, administration or production of insurance business, and (iii) each Parent Agent was appointed by each insurance carrier whose insurance business was written, sold, produced, managed, administered or procured by such Parent Agent, to the extent required by applicable law.
4.27 Insurance. Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, (a) Parent and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Parent reasonably has determined to be prudent and consistent with industry practice, and Parent and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Parent and its Subsidiaries, Parent or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due fashion, (d) there is no claim for coverage by Parent or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither Parent nor any of its Subsidiaries has knowledge of notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.
4.28 Agreements with Regulatory Agencies. Neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2023, a recipient of any supervisory letter from, or since January 1, 2023, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity in each case that restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of the business of the Parent or any of its Subsidiaries or that in each case and in any material manner relates to the capital adequacy, ability to pay dividends, credit or risk management policies, management or business of the Parent or any of the Parent Subsidiaries (each, whether or not set forth in the Parent Disclosure Schedule, a “Parent Regulatory Agreement”), nor has Parent or any of its Subsidiaries been advised in writing since January 1, 2023 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Parent Regulatory Agreement.
4.29 Risk Management Instruments. Except as would not reasonably be expected to have a Material Adverse Effect on the Parent Parties, (a) all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Parent, any of its Subsidiaries or for the account of a customer of Parent or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Parent or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect; and (b) Parent and each of its Subsidiaries have duly performed in all material respects all of their obligations, and, to Parent’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.
4.30 No Other Representations or Warranties.
(a) Except for the representations and warranties made by the Parent Parties in this Article IV, no Parent Party nor any other person makes any express or implied representation or warranty with respect to Parent, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Parent Parties hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither of the Parent Parties nor any other person makes or has made any representation or warranty to Company or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Parent, any of its Subsidiaries or their respective businesses or (ii) except for the representations and warranties made by the Parent Parties in this Article IV, any oral or written information presented to Company or any of its affiliates or representatives in the course of their due diligence investigation of the Parent Parties, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.
(b)  Each Parent Party acknowledges and agrees that neither Company nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III.
Article V
COVENANTS RELATING TO CONDUCT OF BUSINESS
5.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement or the Parent Disclosure Schedule, required by law (including any Pandemic Measures) or with the prior consent in writing by Company (such consent not to be unreasonably withheld, conditioned or delayed), Parent shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course in all material respects and use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships.
5.2 Company Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law (including any Pandemic Measures), Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):
(a)  amend the Company Articles, the Company Bylaws or any of the organizational documents of any of its Subsidiaries in a manner that would impair Company’s ability to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement, including the Merger, on a timely basis;
(b)  adjust, split, combine or reclassify any capital stock, except as required by the Company Articles, Company Bylaws or that Shareholders Agreement by and among the Company, EB Acquisition Company LLC, EB Acquisition Company II LLC, Rabobank International Holding B.V. and the other parties thereto, dated as of August 31, 2019 (as amended, modified or supplemented, the “Existing Shareholders Agreement”) pursuant to the terms thereof as of the date of this Agreement in respect of Non-Voting Company Common Stock;

(c)  merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;
(d)  take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(e) take any action that is intended or expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;
(f)  knowingly take any action (including a business acquisition, sale or other strategic transaction) that is intended or would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by this Agreement, including the Merger, or materially impair Company’s ability to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement, including the Merger, on a timely basis; or
(g)  agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.
5.3 Parent Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Parent Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law (including any Pandemic Measures), Parent shall not, and shall cause its Subsidiaries not to, without the prior written consent of Company (such consent not to be unreasonably withheld, conditioned or delayed):
(a)  other than (i) federal funds borrowings, borrowings from the Federal Reserve Bank discount window and Federal Home Loan Bank borrowings with a maturity not in excess of nine (9) months, (ii) the creation of non-brokered deposit liabilities with a maturity not in excess of thirteen (13) months (iii) the creation of brokered deposit liabilities with a maturity not in excess of six (6) months, (iv) issuances of letters of credit, (v) purchases of federal funds, (vi) sales of certificates of deposit and (vii) entry into repurchase agreements, in each case of clauses (i) through (vii), in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of Parent or any of its wholly owned Subsidiaries to Parent or any of its wholly owned Subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;
(b) (i) adjust, split, combine or reclassify any capital stock;
(ii)   make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, except, in each case, (A) dividends paid by any of the Parent Subsidiaries to Parent or any of its wholly owned Subsidiaries, (B) the acceptance of shares of Parent Common Stock as payment for withholding Taxes incurred in connection with the vesting or settlement of Parent Equity Awards, in each case, in accordance with past practice and the terms of the applicable award agreements in effect as of the date of this Agreement or (C) regular distributions on outstanding trust preferred securities in accordance with their terms;
(iii)   issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any Parent Securities or Parent Subsidiary Securities, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any Parent Securities or Parent Subsidiary Securities, except pursuant to the settlement of Parent Equity Awards that are outstanding as of the date hereof as set forth on Section 5.3(b)(iii) of the Parent Disclosure Schedule, in each case in accordance with their terms, and the payment of Director fees as set forth Parent’s director compensation program as most recently disclosed in the Parent Reports filed prior to the date hereof;

(c)  sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets (other than Intellectual Property addressed in Section 5.3(d) below) to any individual, corporation or other entity other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than sales and dispositions of immaterial properties or assets in the ordinary course of business or pursuant to contracts or agreements set forth on Section 5.3(c) of the Parent Disclosure Schedule;
(d)  sell, assign, license, transfer or otherwise dispose of, cancel, abandon or allow to lapse or expire any Intellectual Property owned by Parent or its Subsidiaries, except for (i) non-exclusive licenses granted in the ordinary course of business or (ii) cancellations, abandonments, lapses or expirations of Intellectual Property at the end of such Intellectual Property’s statutory term in the ordinary course;
(e)  except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any material investment in or acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or the property or assets of any other person, in each case other than a wholly owned Parent Subsidiary;
(f)  in each case except for transactions in the ordinary course of business, terminate, materially amend, or waive any material provision of, any Parent Contract, or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to Parent, or enter into any contract that would constitute a Parent Contract if it were in effect on the date of this Agreement;
(g)  except as required under applicable law or the terms of any Parent Benefit Plan existing as of the date of this Agreement, as applicable, (i) enter into, establish, adopt, materially amend or terminate any Parent Benefit Plan, or any arrangement that would be a Parent Benefit Plan if in effect on the date of this Agreement, other than ordinary course amendments that would not reasonably be expected to increase the cost of benefits under any Parent Benefit Plan, (ii) increase the compensation or benefits payable to any current or former employee, officer, director or individual consultant or pay any amounts to any such individual not otherwise due, other than (x) increases to current employees and officers in the ordinary course of business consistent with past practice in connection with a promotion or change in responsibilities and to a level consistent with similarly situated peer employees and (y) the payment of incentive compensation in the ordinary course of business consistent with past practice for completed performance periods based upon actual performance, (iii) accelerate the vesting of any equity-based awards or other compensation or benefits, (iv) become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, (v) provide any funding for any rabbi trust or similar arrangement, or (vi) hire (other than a replacement hire in the ordinary of course of business consistent with past practice), or terminate (other than for cause) the employment of, any individual with a base salary in excess of $175,000;
(h)  settle any claim, suit, action or proceeding, except involving solely monetary remedies in an amount not in excess of $1,000,000, individually and $3,000,000 in the aggregate (in each case, net of insurance proceeds), that is not material to Parent, and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its Subsidiaries following the Merger or to the receipt of regulatory approvals for the Merger on a timely basis;
(i)  except for the Parent Articles Amendment and the Parent Bylaw Amendment, amend the Parent Articles or the Parent Bylaws or the articles of incorporation, bylaws or comparable governing documents of its Subsidiaries;
(j)  materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;
(k) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;
(l)  enter into any new line of business or, other than in the ordinary course of business, change in any material respect its lending, investment, underwriting, hedging practices and policies, risk and asset liability management and other banking and operating, securitization and servicing policies (including any material change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof or individual loans), except as required by applicable law, regulation or policies imposed by any Governmental Entity;
(m)  other than in the ordinary course of business, (A) change or revoke any material Tax election that is material to Parent and its Subsidiaries, taken as a whole, on any Tax Return filed on or after the date of this Agreement, except as a result of, or in response to, any changes in U.S. federal Tax laws or regulations or administrative guidance promulgated or issued thereunder, (B) change an annual Tax accounting period, which change is material to Parent and its Subsidiaries, taken as a whole, (C) file any material amended Tax Return with respect to an amount of Taxes that is material to Parent and its Subsidiaries, taken as a whole, or (D) enter into any closing agreement with respect to an amount of Taxes that is material to Parent and its Subsidiaries, taken as a whole;
(n)  merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;
(o)  make or acquire any Loan or issue a commitment (or renew or extend an existing commitment), except to the extent approved by Parent Bank and committed to, in each case prior to the date hereof and set forth in Section 5.3(o) of the Parent Disclosure Schedule, outside of the ordinary course of business consistent with past practice or inconsistent with its lending policies and procedures as in effect as of the date of this Agreement or that would require approval by the Board of Directors of Parent Bank or committee thereof under the terms of its lending policies and procedures as in effect as of the date of this Agreement;
(p)  make any capital expenditures that exceed by more than fifteen (15) percent in the aggregate the capital expenditures budget of Parent in effect on the date hereof as set forth on Section 5.3(p) of the Parent Disclosure Schedule;
(q)  take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(r) take any action that is intended or expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied or prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, except as may be required by applicable law; or
(s) agree to take, make any commitment to take, or, subject to Section 6.3(c) adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.
5.4 Pandemic Measures. Notwithstanding anything to the contrary set forth in Section 5.1, Parent and its respective Subsidiaries may take any commercially reasonable actions that Parent reasonably determines is necessary or prudent for Parent to take or not take in response to any Pandemic or any Pandemic Measures; provided that Parent and its Subsidiaries shall provide prior notice to and consult with the Company in good faith to the extent such actions would otherwise require consent of the Company under Section 5.1.
Article VI
ADDITIONAL AGREEMENTS
6.1 Regulatory Matters.
(a)  Promptly after the date of this Agreement, Parent and Company shall prepare, and Parent shall file with the SEC the S-4 in which the Proxy Statement and Consent Solicitation Statement will be included as a prospectus. Parent and Company shall use reasonable best efforts to make such filing within forty-five (45) days of the date of this Agreement. Parent and Company shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC staff with respect to the S-4 and to keep the S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement, and Parent shall cause the definitive Proxy Statement to be mailed to its shareholders as promptly as practicable after the date on which the S-4 is declared effective under the Securities Act. Company shall cause the definitive Consent Solicitation Statement to be delivered to its shareholders as promptly as practicable after the date on which the S-4 is declared effective under the Securities Act. Parent shall as promptly as practicable notify Company of the receipt of any written comments from the staff of the SEC relating to the S-4. If at any time prior to the Effective Time in the case of the S-4, prior to the receipt of the Requisite Parent Vote in the case of the Proxy Statement or prior to the receipt of the Requisite Company Vote in the case of the Consent Solicitation Statement, any Party discovers any information that should be set forth in an amendment or supplement thereto so that the S-4, Proxy Statement or Consent Solicitation Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Party shall promptly notify the other Parties and, to the extent required by applicable law, an appropriate amendment or supplement describing such information shall be promptly filed by Parent with the SEC and, to the extent required by law, disseminated to the applicable shareholders.
(b)  The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and in the case of the applications, notices, petitions and filings in respect of the Requisite Regulatory Approvals, use their reasonable best efforts to make them within thirty (30) days of the date of this Agreement, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Parent and Company shall have the right to review for a reasonable period of time in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity, including the Proxy Statement, the S-4 and any other filing made in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated in this Agreement, and each Party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, give the other Party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable law. As used in this Agreement, the term “Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, waivers, orders and approvals (and the expiration or termination of all statutory waiting periods in respect thereof) (i) from the Federal Reserve Board, the FDIC, the CDFI and the WDFI, and (ii) otherwise set forth in Section 3.4 or Section 4.4 that are necessary to consummate the transactions contemplated by this Agreement (including the Merger) or those the failure of which to be obtained would reasonably be expected to have a Material Adverse Effect on the Surviving Entity.
(c) Without limiting the generality of the undertaking pursuant to Section 6.1(b), Parent and Company agree to take or cause to be taken the following actions: (i) use reasonable best efforts to obtain the Requisite Regulatory Approvals (as applicable) and to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on Parent, Company or any of their respective Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII, to consummate the transactions contemplated by this Agreement as promptly as practicable; (ii) use reasonable best efforts to avoid the entry of any permanent, preliminary or temporary administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any arbitrator, mediator, tribunal, administrative agency or Governmental Entity (each, a “Government Order”) that would or is reasonably likely to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement, including the defense through litigation on the merits of any claim asserted in any court, agency or other proceeding by any person, including any Governmental Entity, seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement; and (iii) use reasonable best efforts to take, in the event that any permanent, preliminary or temporary Government Order is entered or issued, or becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind that would make consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement, steps reasonably necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate or remove such actual, anticipated or threatened Government Order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall require Company or any of its affiliates, and neither Parent nor any of the Parent

Subsidiaries shall be permitted (without the prior written consent of Company), to take, or agree to take, any action or agree to any condition or restriction, in connection with the grant of a Requisite Regulatory Approval, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, after giving effect to the Merger (measured on a pro forma basis after giving effect to the transactions contemplated by this Agreement, including the Merger) (a “Material Burdensome Condition”).
(d)  Each Party shall promptly inform the other Party, and promptly respond to any request for information and use reasonable best efforts to take such action and resolve any objection that may be required or asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated by this Agreement.
(e)  The Parent Parties and Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.
(f)  The Parent Parties and Company shall promptly advise each other upon receiving any communication from any Governmental Entity that causes such Party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained, or that the receipt of any such approval will be delayed.
6.2 Access to Information; Confidentiality.
(a)  Upon reasonable notice and subject to applicable laws (including any Pandemic Measures), each Parent Party and Company, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other Party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and each shall cooperate with the other Party in preparing to execute after the Effective Time the conversion or consolidation of systems and business operations generally, and, during such period, each Parent Party and Company shall, and shall cause its respective Subsidiaries to, make available to the other Party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that a Parent Party or Company, as the case may be, is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as such Party may reasonably request. No Parent Party nor Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Parent Parties’ or Company’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties), contravene any law, rule, regulation, Government Order, fiduciary duty or binding agreement entered into prior to the date of this Agreement or to the extent that the Parent Parties or Company, as the case may be, reasonably determines, in light of any Pandemic or any Pandemic Measures that such access would jeopardize the health and safety of any of its employees. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b)  Each of Parent and Parent Bank, on the one hand and Company, on the other hand, shall hold all information furnished by or on behalf of the other Party (or Parties, as applicable) or any of such Party’s (or Parties’, as applicable) Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated January 13, 2025, between Parent, Company and the other parties thereto (the “Confidentiality Agreement”).
(c)  No investigation by either of the Parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth in this Agreement. Nothing contained in this Agreement shall give either Party, directly or indirectly, the right to control or direct the operations of the other Party prior to the Effective Time. Prior to the Effective Time, each Party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.3 Shareholders’ Approvals.
(a)  Within twenty-four (24) hours following the date of this Agreement, Company shall deliver to Parent duly executed counterparts of Support Agreement(s) executed by the shareholders listed on Exhibit C obligating certain of such shareholders to deliver written consents approving this Agreement and the transactions contemplated hereby, and the principal terms thereof, following the effectiveness of the S-4, which written consents shall constitute the Requisite Company Vote. Following the delivery of the Consent Solicitation Statement to its shareholders, Company shall use its reasonable best efforts to solicit from all of its shareholders consent in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger, to the extent required by applicable law.
(b) Parent shall call a special meeting of its shareholders (the “Parent Meeting”) to be held as soon as reasonably practicable after the S-4 is declared effective under the Securities Act and the Proxy Statement is mailed, for the purpose of (i) obtaining the Requisite Parent Vote, (ii) obtaining the approval and adoption of an equity compensation plan to be effective as of or prior to the Effective Time, on such terms and in such form as shall be determined in good faith jointly by Parent and Company and shall be market-appropriate for the anticipated post-Closing Surviving Entity, from the shareholders of Parent (the “New Parent Equity Incentive Plan”) and (iii) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a special meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby (the proposals set forth in the foregoing clauses (i) through (iii), collectively, the “Parent Proposals”). Parent (and its Board of Directors) shall use its reasonable best efforts to obtain from the shareholders of Parent (x) the Requisite Parent Vote, including by communicating to the shareholders of Parent its recommendation (and including such recommendation in the Proxy Statement) that the shareholders of Parent approve the Parent Share Issuance and the Parent Articles Amendment (the “Parent Board Recommendation”), and (y) the approval of the other Parent Proposals. Parent (and its Boards of Directors) shall not (i) withhold, withdraw, modify or qualify in a manner adverse to Company the Parent Board Recommendation, (ii) fail to make the Parent Board Recommendation in the Proxy Statement, (iii) adopt, approve, recommend or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the Parent Board Recommendation, in each case within ten (10) business days (or such fewer number of days as remains prior to the Parent Meeting) after an Acquisition Proposal is made public or any request by the Company to do so, or (v) publicly propose to do any of the foregoing (any of the foregoing clauses, a “Recommendation Change”).
(c) Notwithstanding anything in this Agreement to the contrary, subject to Section 8.1 and Section 8.2, the Board of Directors of Parent may, prior to the receipt of the Requisite Parent Vote, effect a Recommendation Change, if (i)(A) the Board of Directors of Parent has received after the date of this Agreement a bona fide Acquisition Proposal which did not result from a breach of Section 6.11(a), which it determines in good faith, after receiving the advice of its outside counsel and, with respect to the financial matters, its financial advisors, constitutes a Superior Proposal or (B) an Intervening Event has occurred, and (ii) the Board of Directors of Parent, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that the failure to take such action would more likely than not result in a violation of its fiduciary duties under applicable law; provided that the Board of Directors of Parent may not take any actions under this Section 6.3(c) unless it (x) gives Parent at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an Acquisition Proposal, the latest material terms and conditions and the identity of the third party in any such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (y) at the end of such notice period, takes into account any amendment or modification to this Agreement proposed by Parent and, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that (I) in the case of the actions described in clause (i)(A) above, such Acquisition Proposal continues to constitute a Superior Proposal, and (II) in the case of the actions described in each of clauses (i)(A) above and (i)(B) above, it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the Parent Board Recommendation. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3(c) and will require a new notice period as referred to in this Section 6.3(c). Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Parent Meeting shall be convened and the Parent Articles Amendment, the Parent Share Issuance and any Parent Proposals shall be submitted to the shareholders of Parent, and nothing contained herein shall be deemed to relieve Parent of such obligation.

(d) As used in this Agreement, “Intervening Event” means any material facts, events and/or circumstances that (i) have developed since the date of this Agreement, (ii) were previously unknown by the Board of Directors of Parent and were not reasonably foreseeable as of the date of this Agreement by the Board of Directors of the Parent (or if known, the consequences of which were not known or reasonably foreseeable to the Board of Directors as of the date of this Agreement), and (iii) do not (x) relate to any Acquisition Proposal or consequence thereof or (y) directly relate to the Requisite Parent Vote, Requisite Company Vote or Requisite Regulatory Approvals; provided, that, for the avoidance of doubt, none of the following shall constitute an Intervening Event or be considered or taken into account in determining whether an Intervening Event has occurred: (1) changes in the trading price or trading volume of the Parent Common Stock (it being understood that the underlying cause of such change may be taken into account to the extent not otherwise excluded by this definition) or (2) the fact alone that Parent meets or exceeds any internal or published forecasts or projections for any period (it being understood that the underlying cause of such over-performance by Parent may be taken into account to the extent not otherwise excluded by this definition).
(e) As used in this Agreement, “Superior Proposal” means a bona fide written Acquisition Proposal that the Board of Directors of Parent determines, in good faith, after taking into account (x) all legal, financial, regulatory and other aspects of such proposal and the person making the proposal and (y) any revisions to this Agreement made or offered in writing by Company prior to the time of such determination, and after consulting with its financial advisor and outside legal counsel, is (i) more favorable from a financial point of view to Parent’s shareholders than the transactions contemplated by this Agreement, and (ii) reasonably likely to be timely consummated on the terms set forth therein; provided that for purposes of this definition of Superior Proposal, references to “twenty-five percent (25%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%).”
(f)  Following such time as the S-4 shall have become effective under the Securities Act, Parent shall not adjourn or postpone the Parent Meeting, except that Parent may, after good faith consultation with Company (but without the need for Company’s consent), and Parent shall at the written request of Company, postpone or adjourn the Parent Meeting on no more than two (2) occasions in the aggregate and, in each case, for no longer than ten (10) business days from the immediately prior scheduled date if (i) as of the date of such meeting there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of such meeting, (ii) as of the date of such meeting Parent has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Parent Vote at the Parent Meeting or (iii) required by applicable law in order to ensure that any supplement or amendment to the Proxy Statement that the Board of Directors of Parent has determined in good faith after consultation with outside legal counsel is required by applicable law is provided to the holders of Parent Common Stock a reasonable amount of time prior to such meeting.
6.4 Stock Exchange Listing and Delisting. Subject to applicable law and the rules and policies of NASDAQ and NYSE, Parent shall (a) if requested by Company within thirty (30) days of the date hereof, use reasonable best efforts to take, or cause to be taken, all actions necessary or appropriate under applicable law and the rules and the policies of NASDAQ and NYSE to enable (i) the approval for listing of the outstanding shares of Parent Common Stock on NYSE and (ii) the delisting of the Parent Common Stock from NASDAQ, prior to the Effective Time, and (b) cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NASDAQ or NYSE, as applicable, subject to official notice of issuance, prior to the Effective Time, and Parent shall (and shall cause its Subsidiaries to) cooperate with Company and use reasonable best efforts to take all other action required to effectuate the listing of such Parent Common Stock and maintain Parent’s listing on NASDAQ prior to the Effective Time or such time as the listing on NYSE becomes effective, including (x) if required by NASDAQ or NYSE, filing an initial listing application, and related responsive information, with NASDAQ or NYSE in connection with the transactions contemplated hereby and include therein such information provided in writing by Company relating to the Board of Directors, officers, governance and operations of Parent, (y) using reasonable best efforts to cause Parent to satisfy all applicable initial and continuing listing requirements of NASDAQ or NYSE applicable to Parent following the Effective Time, as applicable, and (z) if requested in writing by Company and permitted under NASDAQ or NYSE rules, as applicable, taking such actions as are necessary or appropriate to cause Parent to rely upon controlled company exemptions under NASDAQ or NYSE rules from and after the Effective Time. If requested by Company, Parent shall use commercially reasonable efforts to obtain a new NASDAQ ticker symbol to be effective at the Effective Time or a new NYSE ticker to be effective when the listing of Parent Common Stock on NYSE becomes effective.

6.5 Employee Matters.
(a)  The Parties agree that each employee of Parent and its Subsidiaries as of immediately prior to the Effective Time who continues to remain employed with Parent or its Subsidiaries (each, a “Continuing Employee”) shall, during the period commencing at the Effective Time and ending on the twelve-month anniversary of the Closing Date, be provided (for so long during such period as the applicable Continuing Employee remains employed) with (i) a base salary or base wage rate, as applicable, that is no less favorable than the base salary or base wage rate, as applicable, provided by Parent and its Subsidiaries to such Continuing Employee immediately prior to the Effective Time, (ii) target annual cash bonus opportunities that are no less favorable than the target annual cash bonus opportunities provided by Parent and its Subsidiaries to such Continuing Employee immediately prior to the Effective Time, (iii) pension and welfare benefits that are no less favorable than those provided to similarly situated employees of Company and its Subsidiaries, and (iv) for any Continuing Employee (in each case, other than those employees who are party to individual agreements that provide for severance benefits), severance benefits that are no less favorable than the greater of those provided to (x) similarly situated employees of Company and its Subsidiaries and (y) the severance benefits that are set forth on Section 6.5(a) of the Parent Disclosure Schedule.
(b)  For purposes of eligibility, participation, vesting and benefit accrual (except not for purposes of benefit accrual under any defined benefit pension plan, to the extent that such credit would result in a duplication of benefits, or for purposes of retiree medical) under the employee benefit plans of Company or its Subsidiaries in which any Continuing Employees become eligible to participate on or after the Effective Time (“Company Benefit Plans”) or Parent Benefit Plans, service with Parent or any of its Subsidiaries or predecessors for Continuing Employees shall be treated as service with Company to the same extent that such service was taken into account under the analogous Parent Benefit Plan prior to the Effective Time. With respect to any Parent Benefit Plan or Company Benefit Plan in which any Continuing Employees first become eligible to participate on or after the Effective Time, and in which such employees did not participate prior to the Effective Time, the Parties shall use commercially reasonable efforts to: (i) waive all preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents; and (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made.
(c)  Company hereby acknowledges that the transactions contemplated by this Agreement shall constitute a “change in control,” “change of control” or term or concept of similar import of Parent and its Subsidiaries under the terms of the Parent Benefit Plans. From and after the Effective Time, Parent shall, or shall cause its Subsidiaries, as applicable, to assume and honor all Parent Benefit Plans in accordance with their terms, it being understood that the foregoing shall not be construed as a limitation on the right of Parent and its Subsidiaries to amend or terminate any such plan to the extent permitted by the terms of the applicable plan.
(d) With respect to Parent’s Corporate Operations Annual Performance-Based Master Incentive Compensation Plan (the “Performance Bonus Plan”) for the fiscal year in which the Closing Date occurs, the Company shall cause bonuses (the “Closing Year Bonuses”) to be paid based on target performance levels to the Continuing Employees who remain employed through the Bonus Payment Date no later than the date (the “Bonus Payment Date”) Parent has historically paid such amounts in the ordinary course of business (but no later than March 15 of the calendar year following the Closing). In the event that a Continuing Employee incurs a termination of employment after the Closing and prior to the Bonus Payment Date by Company or any of its Subsidiaries other than for Cause (as defined in Section 6.5(d) of the Parent Disclosure Schedule) or by the applicable Continuing Employee for Good Reason (as defined in Section 6.5(d) of the Parent Disclosure Schedule, solely to the extent the Continuing Employee is a party to a change in control agreement (or similar agreement providing change in control payment), any Parent Equity Award or any Deferred Compensation Agreement in which a Good Reason provision exists) as of the date hereof, then Company shall cause a prorated Closing Year Bonus to be paid based on target performance levels to such Continuing Employee within 60 days following the applicable Continuing Employee’s termination of employment, determined based on the product of the applicable Closing Year Bonus (at target) multiplied by a fraction, the numerator of which is the number of days served by the applicable Continuing Employee during the applicable fiscal year and the denominator of which is 365, provided that any prorated Closing Year Bonus shall be subject to execution and non-revocation of a release of claims in a form reasonably satisfactory to Company and no such prorated Closing Year Bonus shall be paid to the extent that such payment would result in any duplication of any payments otherwise payable (including under a severance plan or individual employment or severance agreement) upon termination to such Continuing Employee.

(e)  Notwithstanding the foregoing, if requested by Company not less than ten (10) business days prior to the Closing Date, Parent shall take such corporate actions (including applicable resolutions of the board of directors of Parent or the appropriate committee thereof) as are necessary or appropriate to terminate each Parent Benefit Plan that includes a tax-qualified defined contribution retirement arrangement that is subject to Section 401(k) of the Code (collectively, the “Parent 401(k) Plan”), effective as of the day prior to the Closing Date. The form and substance of all resolutions and other actions taken in connection with the foregoing termination shall be subject to the reasonable review and comment of Company. If Company requests that the Parent 401(k) Plan be terminated, (i) Parent shall provide Company with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and comment by Company) not later than two (2) days immediately preceding the Closing Date, (ii) Continuing Employees who participated in the Parent 401(k) Plan shall be eligible to participate, effective as of the Effective Time, in the corresponding tax-qualified defined contribution plan sponsored or maintained by Company or one of its Subsidiaries (the “Company 401(k) Plan”), it being agreed that there shall be no gap in participation, and (iii) following the Closing Date (and, if Company determines in its sole discretion that a determination letter is appropriate, as soon as practicable following receipt of a favorable determination letter from the IRS on the termination of the Parent 401(k) Plan, or any earlier time permitted under applicable law), the assets thereof shall be distributed to the participants, and Company shall permit all Continuing Employees (while employed) to make rollover contributions to the Company 401(k) Plan of “eligible rollover distributions” within the meaning of Section 401(a)(31) of the Code (including loans), in the form of cash, in an amount equal to the full account balance (including loans) distributed to the applicable employee from the Parent 401(k) Plan.
(f) Company and the Parent agree to take the actions set forth on Section 6.5(f) of the Parent Disclosure Schedule.
(g)  Nothing in this Agreement shall confer upon any employee, officer, director or consultant of Parent or Company or any of their Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Entity, Company, Parent or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Entity, Company, Parent or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Parent or Company or any of their Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Company Benefit Plan, Parent Benefit Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of Surviving Entity or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Parent Benefit Plan, Company Benefit Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director or consultant of Parent or Company or any of their Subsidiaries or affiliates, or any beneficiary or dependent thereof, or any collective bargaining representative thereof, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
6.6 Certain Tax Matters.
(a)  Subject to Section 6.1, each of Parent and Company shall use their reasonable best efforts to obtain the Tax Opinions. In connection with the rendering of the Tax Opinions, Parent and Company shall each deliver a duly executed certificate containing such customary representations and warranties as shall be reasonably satisfactory in form and substance to Parent’s and Company’s counsel and reasonably necessary to enable such counsel to render the Tax Opinions (but only to the extent Parent and Company in good faith believe they are able to make such representations and warranties truthfully).
(b)  The Company shall, on or prior to the Closing Date, provide Parent with a properly executed certificate, together with the required notice to the IRS, each in accordance with Sections 897 and 1445 of the Code and the applicable Treasury Regulations promulgated thereunder and in form and substance satisfactory to Parent, stating that the Company (and any interest therein) is not, and has not been within the applicable period set forth in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
6.7 Indemnification; Directors’ and Officers’ Insurance.
(a)  From and after the Effective Time, Parent shall, and shall cause the Surviving Entity to, indemnify and hold harmless and shall advance expenses as incurred, in each case to the fullest extent that (i) Company or its respective Subsidiaries would have been permitted by applicable law, the Company Articles, the Company Bylaws and the

governing or organizational documents of any Company Subsidiary, and any indemnification agreements in existence as of the date of this Agreement and disclosed in Section 6.7(a) of the Company Disclosure Schedule, each present and former director, officer and employee of Company and its Subsidiaries (collectively, the “Company Indemnified Parties”) or (ii) Parent or its respective Subsidiaries (prior to the Effective Time) would have been permitted by applicable law, the articles of incorporation of Parent as in effect immediately prior to the Effective Time, the bylaws of the Parent as in effect immediately prior to the Effective Time, and the governing or organizational documents of any Parent Subsidiary, and any indemnification agreements in existence as of the date of this Agreement and disclosed in Section 6.7(a) of the Parent Disclosure Schedule, each present and former director, officer and employee of Parent and its Subsidiaries (collectively, the “Parent Indemnified Parties”, and together with the Company Indemnified Parties, the “Indemnified Parties”), in each case against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of or pertaining to the fact that such person is or was a director, officer or employee of Company or any of its Subsidiaries or is or was serving at the request of Company or any of its Subsidiaries as a director, trustee, officer, employee, or agent of another corporation or a partnership, joint venture, trust, or other enterprise, and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; provided that in the case of advancement of expenses, any Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. Parent shall, and shall cause the Surviving Entity to, reasonably cooperate with the applicable Indemnified Party, and each Indemnified Party shall reasonably cooperate with Parent and the Surviving Entity, in the defense of any such claim, action, suit, proceeding or investigation. Without limiting the indemnification and other rights provided in this Section 6.7(a), all rights to indemnification, all limitations on liability existing in favor of the Indemnified Parties and all other rights provided in any indemnification agreement in existence on the date of this Agreement shall survive the Merger and shall continue in full force and effect to the fullest extent permitted by law, and shall be honored by Parent, the Surviving Entity and their respective Subsidiaries or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto.
(b)  At Company’s sole cost, Company may obtain at or prior to the Effective Time a six (6)-year “tail” policy under Company’s existing directors’ and officers’ insurance policies, which may name Company and Parent as beneficiaries, providing the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured as the directors’ and officers’ liability insurance maintained by Company as of the date hereof, with respect to claims against the Company Indemnified Parties arising from facts or events which occurred at or before the Effective Time (including the approval of the transactions contemplated by this Agreement) if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed 300% of the current annual premium paid as of the date of this Agreement by Company for such insurance (the “Company Premium Cap”). If such tail policy is not available on such terms or otherwise not obtained, in lieu thereof, for a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance policies maintained by Company (provided that Parent may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time (including the approval of the transactions contemplated by this Agreement); provided that Parent shall not expend, on an annual basis, an amount in excess of the Company Premium Cap, and if such premiums for such insurance would at any time exceed the Company Premium Cap, then Parent shall cause to be maintained policies of insurance which, in Parent’s good faith determination, provide the maximum coverage available at an annual premium equal to the Company Premium Cap.
(c)  At Parent’s sole cost, Parent shall obtain at or prior to the Effective Time a six (6)-year “tail” policy under Parent’s existing directors’ and officers’ insurance policies, which may name the Parent as a beneficiary, providing the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured as the directors’ and officers’ liability insurance maintained by the Parent as of the date hereof, with respect to claims against the Parent Indemnified Parties arising from facts or events which occurred at or before the Effective Time (including the approval of the transactions contemplated by this Agreement) if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed 300% of the current annual premium paid as of the date of this Agreement by Parent for such insurance (the “Parent Premium Cap”). If such tail policy is not available on such terms, in lieu thereof, for a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Parent as of the date hereof (provided that Parent may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims against the Parent Indemnified Parties arising from facts or events which occurred at or before the Effective Time (including the approval of the transactions contemplated by this Agreement); provided that Parent shall not expend, on an annual basis, an amount in excess the Parent Premium Cap, and if such premiums for such insurance would at any time exceed the Parent Premium Cap, then Parent shall cause to be maintained policies of insurance which, in its good faith determination, provide the maximum coverage available at an annual premium equal to the Parent Premium Cap.
(d)  Parent and Company shall cooperate with respect to, and the Parent shall obtain as directed by the Company, new policies for directors’ and officers’ liability insurance for directors and officers of Parent that will be effective as of and following the Effective Time.
(e) The obligations of the Surviving Entity or Parent under this Section 6.7 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any Parent Indemnified Party or Company Indemnified Party without the prior written consent of the affected Parent Indemnified Party or Company Indemnified Party.
(f) The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Parent Indemnified Party and Company Indemnified Party and his or her heirs and representatives. If Parent or the Surviving Entity or any of its or their successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all its assets or deposits to any other person or engages in any similar transaction, then in each such case, Parent will cause proper provision to be made so that the successors and assigns of Parent will expressly assume the obligations set forth in this Section 6.7.
6.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Parent Subsidiary, on the one hand, and a Company Subsidiary, on the other hand) or to vest Parent with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each Party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.
6.9 Advice of Changes. The Parent Parties and Company shall each promptly advise the other Party of any effect, change, event, circumstance, condition, occurrence or development (i) that has had or would reasonably be expected to have a Material Adverse Effect on such Party or (ii) that it believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained in this Agreement that reasonably could be expected to give rise to the failure of a condition in Article VII; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or Section 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the Party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or Section 7.3 to be satisfied; and provided that the delivery of any notice pursuant to this Section 6.9 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the Party receiving such notice.
6.10 Shareholder Litigation. Each Party shall give the other Party prompt notice of any shareholder litigation against such Party or its directors or officers relating to the transactions contemplated by this Agreement, and shall give the other Party the opportunity to participate (at such other’s Party’s expense) in the defense or settlement of any such litigation. Each Party shall give the other the right to review and comment on all filings or responses to be made by such Party in connection with any such litigation, and will in good faith take such comments into account. No Party shall agree to settle any such litigation without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the other Party shall not be obligated to consent to any settlement that does not include a full release of such other Party and its affiliates or which imposes an injunction or other equitable relief after the Effective Time upon Parent or any of its affiliates.

6.11 Acquisition Proposals.
(a)  Parent shall not, and shall cause its Subsidiaries not to, and shall cause its and their officers, directors, employees, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, have or participate in any discussions with any person relating to any Acquisition Proposal (except to notify a person that has made, or to the knowledge of such party, is making inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 6.11) or (iv) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.11) in connection with or relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that after the date of this Agreement and prior to the receipt of the Requisite Parent Vote, Parent receives an unsolicited bona fide written Acquisition Proposal, Parent may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions with the person making the Acquisition Proposal if the Board of Directors of Parent concludes in good faith (after receiving the advice of its outside counsel and with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, Parent shall have entered into a confidentiality agreement with the person making such Acquisition Proposal on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with Parent. Parent will, and will cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Company with respect to any Acquisition Proposal. In furtherance of the foregoing, as soon as practicable following the execution and delivery of this Agreement, Parent shall (i) request each person and its representatives (other than Parent and its representatives) that has, prior to the execution and delivery of this Agreement, executed a confidentiality agreement in connection with such person’s consideration of making an Acquisition Proposal, to promptly return or destroy all non-public information furnished to such person by or on behalf of Parent or any of the Parent Subsidiaries prior to the date of this Agreement and (ii) promptly terminate all physical and electronic data room access for such persons and their representatives to diligence or other information regarding Parent or any of the Parent Subsidiaries. Parent will promptly (within twenty-four (24) hours) advise Company following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), will provide Company with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received from or on behalf of the person making such inquiry or Acquisition Proposal in connection with any such inquiry or Acquisition Proposal, and will keep Company apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the material terms of such inquiry or Acquisition Proposal. Parent shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third-party or “group” (as defined in Section 13(d) of the Exchange Act) indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of Parent and its Subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of Parent and its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Parent, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of Parent or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Parent or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Parent or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Parent.

(b)  Nothing contained in this Agreement shall prevent Parent or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.
6.12 Public Announcements. Company and the Parent Parties agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by the Parties. Thereafter, each of the Parties agrees that no public release or announcement or statement concerning this Agreement or the transactions contemplated by this Agreement shall be issued by any Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as required by applicable law or the rules or regulations of any applicable Governmental Entity or stock exchange to which the relevant Party is subject, in which case the Party required to make the release or announcement shall consult with the other Party about, and allow the other Party reasonable time to comment on, such release or announcement in advance of such issuance or (ii) for such releases, announcements or statements that are consistent with other such releases, announcements or statements made after the date of this Agreement in compliance with this Section 6.12.
6.13 Change of Method. Company and Parent shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the combination of Company, Parent Bank and/or Parent (including the provisions of Article I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided that, unless this Agreement is amended by agreement of each Party accordance with Section 9.1, no such change shall (i) alter or change the Exchange Ratio, the Non-Voting Exchange Ratio or the number of shares of Parent Common Stock received by holders of Company Common Stock in exchange for each share of Company Common Stock, (ii) adversely affect the Tax treatment of Company’s shareholders or Parent’s shareholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of Company or Parent pursuant to this Agreement or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The Parties agree to reflect any such change in an appropriate amendment to this Agreement executed by the Parties in accordance with Section 9.1.
6.14 Takeover Restrictions. None of Company, any Parent Party or their respective Boards of Directors shall take any action that would cause any Takeover Restriction to become applicable to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated by this Agreement from any applicable Takeover Restriction now or hereafter in effect. If any Takeover Restriction may become, or may purport to be, applicable to the transactions contemplated by this Agreement, each Party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Restriction on any of the transactions contemplated by this Agreement, including any Takeover Restrictions that may become or purport to become applicable with respect to the Company shareholders party the Support Agreement and their affiliates (including Section 23B.19.040(1) of the WBCA), including, if necessary, challenging the validity or applicability of any such Takeover Restriction.
6.15 Exemption from Liability Under Section 16(b). Prior to the Effective Time, Parent and Company shall each take such steps as may be necessary or appropriate to cause any disposition or acquisitions of shares of Company Common Stock or Parent Common Stock (or conversion of any derivative securities in respect of such shares of Company Common Stock or Parent Common Stock) in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.
6.16 Parent Articles Amendment. Subject to the receipt of the Requisite Parent Vote, prior to the Effective Time, Parent shall take all such actions as may be necessary or advisable to amend the Parent Articles as set forth in Exhibit B hereto (such amendment, the “Parent Articles Amendment”), including filing the Parent Articles Amendment with the Washington Secretary and causing the Parent Articles Amendment to be effective prior to the Effective Time.
6.17 Parent Bylaw Amendment. Prior to the Effective Time, the Board of Directors of Parent shall take all actions necessary to adopt and effect an amendment to the Parent Bylaws as set forth in Exhibit D hereto (such amendment, the “Parent Bylaw Amendment”).

6.18 Directors and Officers of Parent. Subject to the terms of the Parent Articles and Parent Bylaws and applicable law, prior to the Effective Time, Parent shall take all such action as may be necessary or appropriate such that immediately following the Effective Time, the Board of Directors of Parent shall consist of (i) the directors of Company as of immediately prior to the Effective Time and (ii) one (1) director of Parent as of immediately prior to the Effective Time that is selected by Company, such individuals to serve in such capacities until such time as their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal from office.
6.19 New Parent Equity Incentive Plan. Subject to obtaining the approval of the New Parent Equity Incentive Plan contemplated by Section 6.3(b), Parent shall take all such actions as may be necessary or advisable to adopt and implement the New Parent Equity Incentive Plan effective as of or prior to the Closing.
Article VII
CONDITIONS PRECEDENT
7.1 Conditions to Each Party’s Obligations. The respective obligations of the Parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:
(a) Shareholder Approvals. The Requisite Parent Vote and the Requisite Company Vote shall have been obtained.
(b) Regulatory Approvals. (i) All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and (ii) in the case of the obligations of Company to effect the Merger, no such Requisite Regulatory Approval shall have resulted in the imposition of any Material Burdensome Condition.
(c) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued, and no proceedings for such purpose shall have been initiated or threatened by the SEC and not withdrawn.
(d) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, regulation, rule, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity, which prohibits or makes illegal consummation of the Merger, or any of the other transactions contemplated by this Agreement.
7.2 Conditions to Obligations of the Parent Parties. The obligation of the Parent Parties to effect the Merger is also subject to the satisfaction, or waiver by the Parent Parties, at or prior to the Effective Time, of the following conditions:
(a) Representations and Warranties. The representations and warranties of Company set forth in Section 3.2(a) and Section 3.8(a) (in each case, after giving effect to the lead-in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of Company set forth in Section 3.1(a), Section 3.3(a) and Section 3.7 (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Company. The Parent Parties shall have received a certificate dated as of the Closing Date and signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to the foregoing effect.
(b) Performance of Obligations of Company. Company shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and the Parent Parties shall have received a certificate dated as of the Closing Date and signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to the foregoing effect.
(c) Federal Tax Opinion. The Parent Parties shall have received the opinion of Sullivan & Cromwell LLP (or, if Sullivan & Cromwell LLP is unwilling or unable to issue the opinion, another nationally recognized law firm), in form and substance reasonably satisfactory to the Parent Parties, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Parent Tax Opinion”). In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of the Parent Parties and Company, reasonably satisfactory in form and substance to such counsel.
7.3 Conditions to Obligations of Company. The obligation of Company to effect the Merger is also subject to the satisfaction, or waiver by Company, at or prior to the Effective Time, of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Parent Parties set forth in Section 4.2(a) and Section 4.8(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of the Parent Parties set forth in Section 4.1(a), Section 4.1(b) (but only with respect to Parent Bank), Section 4.2(b) (but only with respect to Parent Bank), Section 4.3(a) and Section 4.7 (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of the Parent Parties set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on the Parent Parties (taken as a whole). Company shall have received a certificate dated as of the Closing Date and signed on behalf of (i) Parent by the Chief Executive Officer or the Chief Financial Officer of Parent to the foregoing effect and (ii) Parent Bank by the Chief Executive Officer or the Chief Financial Officer of Parent Bank to the foregoing effect.
(b) Performance of Obligations of the Parent Parties. Each Parent Party shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received a certificate dated as of the Closing Date and signed on behalf of (i) Parent by the Chief Executive Officer or the Chief Financial Officer of Parent to the foregoing effect and (ii) Parent Bank by the Chief Executive Officer or the Chief Financial Officer of Parent Bank to the foregoing effect.
(c) Federal Tax Opinion. Company shall have received the opinion of Wachtell, Lipton, Rosen & Katz (or, if Wachtell, Lipton, Rosen & Katz is unwilling or unable to issue the opinion, another nationally recognized law firm), in form and substance reasonably satisfactory to Company, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Company Tax Opinion” and, together with the Parent Tax Opinion, the “Tax Opinions”). In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of the Parent Parties and Company, reasonably satisfactory in form and substance to such counsel.

(d) Exchange Listing. The shares of Parent Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on NASDAQ or NYSE, subject to official notice of issuance.
Article VIII
TERMINATION
8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:
(a) by mutual written consent of the Parent Parties and Company;
(b)  by either the Parent Parties or Company if any Requisite Regulatory Approval has been denied by the relevant Governmental Entity that must grant such Requisite Regulatory Approval and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable Government Order or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such Party set forth in this Agreement;
(c) by either the Parent Parties or Company if the Merger shall not have been consummated on or before March 28, 2026 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such Party set forth in this Agreement; provided that the Termination Date may be extended by either Party for an additional three months to June 28, 2026 by written notice to the other Party if the Closing shall not have occurred by such date and on such date the conditions set forth in Section 7.1(b) (Regulatory Approvals) have not been satisfied or waived and each of the other conditions set forth in Article VII has been satisfied or waived or is capable of being satisfied on such date if such date were the Closing Date; provided, further that if all of the conditions set forth in Article VII are satisfied (or in the case of conditions that by their nature are to be satisfied on the Closing Date, are then capable of being satisfied if the Closing were to take place on such date) on a date that occurs on or prior to the Termination Date but the Closing would thereafter occur in accordance with Section 1.2 on a date that is after the Termination Date (but for this proviso) (the “Specified Date”) then the Termination Date shall automatically be extended to such Specified Date and the Specified Date shall become the Termination Date for purposes of this Agreement;
(d) by either the Parent Parties or Company (provided that the terminating Party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in this Agreement) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Company, in the case of a termination by the Parent Parties, or the Parent Parties, in the case of a termination by Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such Party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2 (Conditions to Obligations of the Parent Parties), in the case of a termination by the Parent Parties, or Section 7.3 (Conditions to Obligations of Company), in the case of a termination by Company, and which is not cured within forty-five (45) days following written notice to Company, in the case of a termination by the Parent Parties, or the Parent Parties, in the case of a termination by Company, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);
(e)  (i) by either the Parent Parties or Company if the Requisite Parent Vote shall not have been obtained at the Parent Meeting or at any adjournment or postponement thereof at which a vote on the matters comprising the Requisite Parent Vote is taken or (ii) by the Parent Parties if Company shall have failed to deliver to Parent duly executed counterparts of the Support Agreements from the shareholders listed on Exhibit C within twenty-four (24) hours following the date of this Agreement; or
(f)  by Company, prior to the time the Requisite Parent Vote is obtained, if (i) Parent or the Board of Directors of Parent shall have made a Recommendation Change or (ii) Parent or the Board of Directors of Parent shall have breached its obligations under Section 6.3 (Shareholders’ Approvals) or Section 6.11 (Acquisition Proposals) in any material respect.

8.2 Effect of Termination.
(a) In the event of termination of this Agreement by either the Parent Parties or Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Parent, Parent Bank, Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated by this Agreement, except that (i) Section 6.2(b) (Access to Information; Confidentiality), Section 6.12 (Public Announcements), this Section 8.2 and Article IX (General Provisions) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent, Parent Bank nor Company shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement.
(b) (i) In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of Parent or shall have been made directly to the shareholders of Parent or any person shall have publicly announced (and not withdrawn at least two (2) business days prior to the Parent Meeting) an Acquisition Proposal and (A) thereafter this Agreement is terminated by (x) either the Parent Parties or Company pursuant to Section 8.1(e)(i) (Requisite Parent Vote), (y) either the Parent Parties or Company pursuant to Section 8.1(c) (Termination Date) without the Requisite Parent Vote having been obtained (and all other conditions set forth in Section 7.1 and Section 7.2 were satisfied or were capable of being satisfied prior to such termination) or (z) Company pursuant to Section 8.1(d) (Breach of Representations or Covenants) as a result of a willful breach and (B) prior to the date that is twelve (12) months after the date of such termination, Parent or any of its Subsidiaries (including any successors) enter into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Parent shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Company, by wire transfer of same-day funds, a fee equal to $10,000,000 (the “Termination Fee”); provided that for purposes of this Section 8.2(b)(i), all references in the definition of Acquisition Proposal to “twenty-five percent (25%)” shall instead refer to “fifty percent (50%).”
(i) In the event that this Agreement is terminated by Company pursuant to Section 8.1(f)(i) (Recommendation Change) or Section 8.1(f)(ii) (Breach of Certain Covenants), then Parent shall pay Company, by wire transfer of same-day funds, the Termination Fee within two (2) business days of the date of termination.
(c)  Notwithstanding anything to the contrary in this Agreement, but without limiting the right of any Party to recover liabilities or damages to the extent permitted in this Agreement, in no event shall Parent be required to pay the Termination Fee more than once.
(d) Parent acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Company would not enter into this Agreement; accordingly, if Parent fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, Company commences a suit which results in a judgment against Parent for the Termination Fee or any portion thereof, Parent shall pay the costs and expenses of Company (including attorneys’ fees and expenses) in connection with such suit. In addition, if Parent fails to pay the amounts payable pursuant to this Section 8.2 when due, then Parent shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made plus three percent (3%), or such lesser rate per annum that is the maximum permitted under applicable law, for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full.
Article IX
GENERAL PROVISIONS
9.1 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the Parties at any time before or after the receipt of the Requisite Parent Vote or the Requisite Company Vote; provided that after the receipt of the Requisite Parent Vote or the Requisite Company Vote, there may not be, without further approval of the shareholders of Parent or Company, as applicable, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the Parties.

9.2 Extension; Waiver. At any time prior to the Effective Time, each of the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party contained in this Agreement, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered by such other Party pursuant to this Agreement, and (c) waive compliance with any of the agreements or satisfaction of any conditions for such Party’s benefit contained in this Agreement; provided that after the receipt of the Requisite Parent Vote or the Requisite Company Vote, there may not be, without further approval of the shareholders of Parent or Company, as applicable, any extension or waiver of this Agreement or any portion of this Agreement that requires such further approval under applicable law. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
9.3 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the Effective Time, except for Section 6.7 and for those other obligations, covenants and agreements contained in this Agreement which by their terms apply in whole or in part after the Effective Time.
9.4 Expenses. Except as otherwise expressly provided in this Agreement (including as set forth on Section 9.4 of the Company Disclosure Schedule), all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expense; provided that the costs and expenses of printing and mailing the Proxy Statement and the Consent Solicitation Statement and all filing and other fees paid to Governmental Entities in connection with the Merger and the other transactions contemplated by this Agreement shall be borne equally by Parent and Company.
9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (so long as a receipt confirmation of such e-mail is requested and no “bounce-back” or similar non-transmittal reply is received), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
(a) if to Parent or Parent Bank, to:
601 Union Street, Suite 2000
Seattle, WA 98101
Attention: Mark Mason
  John M. Michel
  Godfrey Evans
E-mail: [***]
 [***]
 [***]
With a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: H. Rodgin Cohen
  Mitchell S. Eitel
Facsimile: (212) 558-3588
Email: cohenhr@sullcrom.com
 eitelm@sullcrom.com

and
(b) if to Company, to:
6565 Hillcrest Avenue, 6th Floor
Dallas, TX 75205
Attention: Carl Webb
Email: [***]
With a copy (which shall not constitute notice) to:
Ford Financial Fund
6565 Hillcrest Avenue, 6th
Dallas, TX 75205
Attention: CJ Johnson
Email: [***]
and
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Jacob A. Kling
  Eric M. Feinstein
Email: JAKling@wlrk.com
 EMFeinstein@wlrk.com
9.6 Interpretation. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to “Articles,” “Sections,” “Exhibits” or “Schedules,” such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of Company means the actual knowledge of any of the officers of Company listed on Section 9.6 of the Company Disclosure Schedule, and the “knowledge” of Parent means the actual knowledge of any of the officers of Parent listed on Section 9.6 of the Parent Disclosure Schedule. As used in this Agreement, (i) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (ii) a “business day” means any day other than a Saturday, a Sunday or a day on which banks in the State of Washington or California are authorized by law or executive order to be closed, (iii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided that for the avoidance of doubt Hilltop Holdings Inc. and its Subsidiaries shall not be deemed to be an “affiliate” of Company, EB Acquisition Company LLC or EB Acquisition Company II LLC or any of their respective affiliates, (iv) any reference to any statute includes all amendments thereto and all rules and regulations promulgated thereunder, (v) the term “made available” means any document or other information that was (a) provided by one Party or its representatives to the other Party and its representatives at least three (3) days prior to the date of this Agreement (with the receiving Party confirming receipt), (b) included in the virtual data room of a Party at least one (1) business day prior to the date of this Agreement or (c) filed by a Party with the SEC and publicly available on EDGAR at least one (1) business day prior to the date of this Agreement, (vi) references to a Party’s shareholders approving this Agreement shall mean approving and adopting this Agreement, as applicable (it being understood that Parent’s shareholders shall not be required to approve or adopt this Agreement to the extent not required by law but shall vote upon those matters as specified herein), (vii) the terms “transactions contemplated hereby” and “transactions contemplated by this Agreement” shall include the Merger, Parent Articles Amendment, Parent Share Issuance and entrance into the Registration Rights Agreement and Support Agreement by the applicable parties thereto, as applicable, and (viii) the term “law” or “laws” shall mean any federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, order, policy, guideline or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law. Unless the context otherwise requires, each of Parent and Parent Bank are part of the same “Party” for purposes of references to a “Party” or the “other Party”. The Company Disclosure Schedule and the Parent Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. Nothing contained in this Agreement shall require any Party or person to take any action in violation of applicable law. All references to “dollars” or “$” in this Agreement are to United States dollars.
9.7 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.
9.8 Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) together with the Confidentiality Agreement constitutes the entire agreement among the Parties and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement.
9.9 Governing Law; Jurisdiction.
(a)  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles (except that matters relating to the fiduciary duty of the Board of Directors of Parent shall be subject to the laws of the State of Washington).
(b)  Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.
9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
9.11 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party. Any purported assignment in contravention of this Section 9.11 shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Except as otherwise provided in Section 6.7, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to confer upon any person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with this Agreement without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
9.12 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and, accordingly, that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement (including the Parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
9.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
9.14 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of Confidential Supervisory Information by any Party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.
9.15 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment to this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party forever waives any such defense.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
Mechanics Bank
By: /s/ Carl B. Webb
Name: Carl B. Webb
Title: Chairman of the Board of Directors
HomeStreet, Inc.
By: /s/ Mark Mason
Name: Mark Mason
Title: Chairman & CEO
HomeStreet Bank
By: /s/ Mark Mason
Name: Mark Mason
Title: Chairman & CEO
[Signature Page to Agreement and Plan of Merger]